                                                                    EXHIBIT 10.4



                      ADVANCE MAGAZINE PUBLISHERS INC.,


                                                Landlord

                                       TO

                             CAMINUS CORPORATION,


                                                Tenant




                                      LEASE





                          Dated as of September 13, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1  PREMISES; TERM; USE...........................................     1

  1.01 DEMISE............................................................    1
  1.02 TERM..............................................................    1
  1.03 COMMENCEMENT DATE.................................................    1
  1.04 USE...............................................................    2

ARTICLE 2  RENT..........................................................    3

  2.01 RENT..............................................................    3
  2.02 FIXED RENT........................................................    3
  2.03 ADDITIONAL RENT...................................................    3
  2.04 TAX PAYMENTS......................................................    4
  2.05 WAGE INCREASE CHARGE..............................................    5
  2.06 TAX PROVISIONS....................................................    7
  2.07 ELECTRIC CHARGES..................................................    8
  2.08 MANNER OF PAYMENT.................................................    9
  2.09 SECURITY; GUARANTY................................................    9

ARTICLE 3  SERVICES......................................................    11

  3.01 SERVICES..........................................................    11
  3.02 SERVICE INTERRUPTIONS.............................................    13
  3.03 SUPPLEMENTAL AIR CONDITIONING.....................................    14
  3.04 LANDLORD'S CONTRIBUTION...........................................    15

ARTICLE 4  LEASEHOLD IMPROVEMENTS; TENANT COVENANTS......................    16

  4.01 INITIAL IMPROVEMENTS..............................................    16
  4.02 ALTERATIONS.......................................................    17
  4.03 LANDLORD'S AND TENANT'S PROPERTY..................................    20
  4.04 ACCESS AND CHANGES TO BUILDING....................................    20
  4.05 MAINTENANCE OF PREMISES...........................................    22
  4.06 COMPLIANCE WITH LAWS..............................................    22
  4.07 TENANT ADVERTISING................................................    23
  4.08 RIGHT TO PERFORM TENANT COVENANTS.................................    23

ARTICLE 5  ASSIGNMENT AND SUBLETTING.....................................    23

  5.01 ASSIGNMENT; ETC...................................................    23
  5.02 LANDLORD'S RIGHT OF FIRST OFFER...................................    24
  5.03 ASSIGNMENT AND SUBLETTING PROCEDURES..............................    26
  5.04 GENERAL PROVISIONS................................................    27
  5.05 ASSIGNMENT AND SUBLEASE PROFITS...................................    28

ARTICLE 6  SUBORDINATION; DEFAULT; INDEMNITY.............................    29

  6.01 SUBORDINATION.....................................................    29
  6.02 ESTOPPEL CERTIFICATE..............................................    31
  6.03 DEFAULT...........................................................    32
  6.04 RE-ENTRY BY LANDLORD..............................................    32
  6.05 DAMAGES...........................................................    33
  6.06 OTHER REMEDIES....................................................    34
  6.07 RIGHT TO INJUNCTION...............................................    34
  6.08 CERTAIN WAIVERS...................................................    34


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
  6.09 NO WAIVER.........................................................    34
  6.10 HOLDING OVER......................................................    34
  6.11 ATTORNEYS' FEES...................................................    35
  6.12 NONLIABILITY AND INDEMNIFICATION..................................    35

ARTICLE 7  INSURANCE; CASUALTY; CONDEMNATION.............................    36

  7.01 COMPLIANCE WITH INSURANCE STANDARDS...............................    36
  7.02 INSURANCE.........................................................    36
  7.03 SUBROGATION WAIVER................................................    37
  7.04 CONDEMNATION......................................................    37
  7.05 CASUALTY..........................................................    39

ARTICLE 8  MISCELLANEOUS PROVISIONS......................................    40

  8.01 NOTICE............................................................    40
  8.02 BUILDING RULES....................................................    41
  8.03 SEVERABILITY......................................................    41
  8.04 CERTAIN DEFINITIONS...............................................    41
  8.05 QUIET ENJOYMENT...................................................    41
  8.06 LIMITATION OF LANDLORD'S PERSONAL LIABILITY.......................    42
  8.07 COUNTERCLAIMS.....................................................    42
  8.08 SURVIVAL..........................................................    42
  8.09 CERTAIN REMEDIES..................................................    42
  8.10 NO OFFER..........................................................    43
  8.11 CAPTIONS; CONSTRUCTION............................................    43
  8.12 AMENDMENTS........................................................    43
  8.13 BROKER............................................................    43
  8.14 MERGER............................................................    44
  8.15 SUCCESSORS........................................................    44
  8.16 APPLICABLE LAW....................................................    44
  8.17 NO DEVELOPMENT RIGHTS.............................................    44
  8.18 CONDOMINIUM.......................................................    44
  8.19 THIS LEASE IS A SUBLEASE..........................................    44
  8.20 SIGNAGE...........................................................    45

ARTICLE 9  RENEWAL RIGHT.................................................    45

  9.01 RENEWAL RIGHT.....................................................    45
  9.02 RENEWAL RENT AND OTHER TERMS......................................    46

EXHIBITS

      A                 Description of Land
      B                 Premises Floor Plan
      C                 Building Rules and Regulations
      D                 Standard Cleaning Specifications
      E                 HVAC Specifications
      F                 Form of Non-Disturbance Agreement
      G                 Lobby/Elevator Renderings
      H                 Form of Letter of Credit
      I                 ACP-5 Certificates

                             INDEX OF DEFINED TERMS

Definition                                                        Where Defined
----------                                                        -------------
Acceptance Notice..............................................   Section 1.06
Additional Rent................................................   Section 2.03
Affiliate......................................................   Section 5.01
Alterations....................................................   Section 4.02
Annual Rent....................................................   Section 9.02
Assignment Consideration.......................................   Section 5.05
Base Rate......................................................   Section 2.08
Base Tax Amount................................................   Section 2.04
Base Wage Rate.................................................   Section 2.05
Benefit Period.................................................   Section 2.04
Broker.........................................................   Section 8.13
Building.......................................................   Recitals
Business Days..................................................   Section 3.01
Business Hours.................................................   Section 3.01
Casualty.......................................................   Section 7.05
Communications Areas...........................................   Section 8.20
Communications Equipment.......................................   Section 8.20
Commencement Date..............................................   Section 1.03
Curing Party...................................................   Section 4.08
Expiration Date................................................   Section 1.02
Fair Market Rent...............................................   Section 9.02
Fixed Rent.....................................................   Section 2.02
Fixtures.......................................................   Section 4.03
HVAC Area......................................................   Section 8.20
HVAC Equipment.................................................   Section 8.20
HVAC Unit......................................................   Section 3.03
Improvements and Betterments...................................   Section 4.03
Indemnified Party..............................................   Section 6.12
Initial Tenant Work............................................   Section 3.04
Interest Rate..................................................   Section 2.08
KW.............................................................   Section 2.07
KWHR...........................................................   Section 2.07
Land...........................................................   Recitals
Landlord.......................................................   Introduction
Landlord Services..............................................   Section 3.01
Landlord's Determination.......................................   Section 9.02
Landlord's Notice..............................................   Section 9.02
Landlord's Rate................................................   Section 2.07
Laws...........................................................   Section 4.06
LC Date........................................................   Section 2.09
Letter of Credit...............................................   Section 2.09
Local 32B-32J..................................................   Section 2.05
Material Alteration............................................   Section 4.01


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
Definition                                                        Where Defined
----------                                                        -------------
Multiplication Factor..........................................   Section 2.05
New Tenant.....................................................   Section 6.10
Non-Disturbance Agreement......................................   Section 6.01
Notice.........................................................   Section 8.01
Occupancy Date.................................................   Section 3.01
Other Sublease Considerations..................................   Section 5.05
Porters........................................................   Section 2.05
Premises.......................................................   Section 1.01
Prime Lease....................................................   Section 8.19
Prime Lessor...................................................   Section 8.19
Pro Rata Installments..........................................   Section 3.04
Pro Rata Percentage............................................   Section 3.04
Pylon..........................................................   Section 8.20
Project........................................................   Recitals
Realty Advisory Board..........................................   Section 2.05
Renewal Notice.................................................   Section 9.01
Renewal Option.................................................   Section 9.01
Renewal Term...................................................   Section 9.01
Rent...........................................................   Section 2.01
Rent Notice....................................................   Section 9.02
Rent Commencement Date.........................................   Section 2.02
Successor Landlord.............................................   Section 6.01
Superior Lease.................................................   Section 6.01
Superior Lessor................................................   Section 6.01
Superior Mortgage..............................................   Section 6.01
Superior Mortgagee.............................................   Section 6.01
Tax Payment....................................................   Section 2.04
Tax Year.......................................................   Section 2.04
Taxes..........................................................   Section 2.04
Tenant.........................................................   Introduction
Tenant's Basic Cost............................................   Section 5.05
Tenant's Notice................................................   Section 9.02
Tenant's Property..............................................   Section 4.03
Tenant's Sign..................................................   Section 8.20
Tenant's Share.................................................   Section 2.04
Term...........................................................   Section 1.02
Unavoidable Delays.............................................   Section 1.03
Wage Increase Charge...........................................   Section 2.05
Wage Rate......................................................   Section 2.05
Work Allowance.................................................   Section 3.04

            LEASE, dated as of September 13, 2000, between ADVANCE MAGAZINE PUBLISHERS INC. ("Landlord"), a Delaware corporation whose address is Four Times Square, New York, New York 10036 and CAMINUS CORPORATION ("Tenant"), a Delaware corporation, whose address is 747 Third Avenue, New York, New York.

                              W I T N E S S E T H:

            WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 825 Third Avenue, New York, New York (a/k/a 201 East 50th Street, New York, NY) (the "Building") on the land more particularly described in Exhibit A (the "Land"; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the "Project").

            NOW, THEREFORE, Landlord and Tenant agree as follows:

                                    ARTICLE 1

                               PREMISES; TERM; USE

            1.01 DEMISE. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease, the entire 27th and 28th floors of the Building (the "Premises") substantially as shown on Exhibit B attached hereto.

            (b) Landlord and Tenant confirm that the Premises shall conclusively be deemed to contain for all purposes 22,290 rentable square feet.

            1.02 TERM. The term of this Lease (the "Term") shall commence on the Commencement Date and shall end, unless sooner terminated as herein provided, on the last day of the calendar month in which occurs the 10th anniversary of the day preceding the Rent Commencement Date (such date, as the same may be extended pursuant to Article 9, is called the "Expiration Date").

            1.03 COMMENCEMENT DATE. (a) "Commencement Date" means the date on which Landlord delivers possession of the Premises to Tenant vacant, broom clean and in its as-is condition.

            (b) Landlord shall give Tenant at least 10 days prior written notice of the Commencement Date; provided however, that if Landlord gives such notice and the Commencement Date shall not occur within thirty (30) days after the date specified by Landlord therein, Landlord shall have no liability therefor, but Landlord shall give Tenant at least 10 days prior written notice of the revised anticipated Commencement Date and the provisions of this paragraph (b) shall then again apply if the Commencement Date shall not occur on the date specified by Landlord in any such notice so that Tenant receives ten (10) days notice thereof.

            (c) After the occurrence of the Commencement Date and Landlord has so advised Tenant, Landlord and Tenant shall promptly confirm the Commencement Date, the Rent Commencement Date and the Expiration Date by a separate instrument; provided, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Article 1. Pending the resolution of any dispute as to the Commencement Date and/or the Rent Commencement Date, Tenant shall pay Rent based upon Landlord's determination. If such dispute is resolved in Tenant's favor and Tenant has overpaid Rent to Landlord, such overpayment shall be promptly returned to Tenant, together with interest thereon at the Base Rate.

            (d) If for any reason Landlord shall be unable to deliver possession of the Premises to Tenant on any date specified in this Lease for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. Notwithstanding the foregoing, if the Commencement Date has not occurred as of November 1, 2000 (subject to extension by up to thirty (30) days for Unavoidable Delays), then the Rent Commencement Date shall be delayed one (1) additional day for each day beyond the day on which it would have otherwise occurred pursuant to the terms hereof. If the Commencement Date has not occurred as of March 1, 2001 (subject to extension by up to thirty (30) days for Unavoidable Delays), Tenant shall be permitted to terminate this Lease by giving Landlord thirty (30) days written notice thereof, and this Lease shall terminate on such thirtieth day and Tenant shall have no further rights and Landlord shall have no further obligations hereunder except that Landlord shall return to Tenant any Fixed Rent paid by Tenant prior to the date of such termination and Landlord shall return the Letter of Credit to Tenant as if such termination date were the LC Date. "Unavoidable Delays" means strikes, labor troubles, accidents, governmental preemption in connection with a national emergency, Laws, delay caused by Tenant, conditions of supply and demand which have been or are affected by war, other emergency, fire or other casualty, acts of God or any other cause beyond Landlord's reasonable control. This Section 1.03 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

            1.04 USE. The Premises shall be used and occupied by Tenant (and its permitted subtenants) solely as general and executive offices (including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business); provided, that in no event shall the Premises be used for any of the following: (a) offices or agencies of a government or political subdivisions thereof or any other body having or asserting sovereign immunity, (b) offices of any governmental bureau or agency of any government or any state or any political subdivision thereof, (c) offices of any public utility company (other than executive offices which do not service the general public), (d) data processing activities (other than those ancillary to an otherwise permitted use), (e) health care activities (other than those ancillary to an otherwise permitted use), (f) schools or other training or educational uses (other than those ancillary to an otherwise permitted use), (g) clerical support services (other than those ancillary to an otherwise permitted use), (h) reservation centers for airlines or travel agencies, (i) retail or restaurant use, (j) studios for radio, television or other media; (k) storage (other than storage ancillary to an otherwise permitted use), (l) personnel agencies, (m) banking, trust company, or safe deposit business, unless the use is exclusively for executive offices and not for off-the-street sales to the general public,
(n) savings bank, a savings and loan association, or a loan company, unless the use is exclusively for executive offices and not for off-the-street sales to the general public, (o) sale of travelers' checks and/or foreign exchange, unless the use is exclusively for executive offices and not for off-the-street sales to the general public, (p) stock brokerage office for stock brokerage purposes, unless the use is exclusively for executive offices and not for off-the-street sales to the general public or (q) manufacturing of goods. Subject to the other provisions of this Lease, the Premises shall not be used for any purpose which would tend to lower the first class character of the Building, create unreasonable or excessive elevator or floor loads, impair or interfere with any of the Building operations or the proper and economic heating, ventilation, air-conditioning, cleaning or other servicing of the Building, constitute a public or private nuisance, interfere with, annoy or disturb the use of the other areas of the Building by any other tenants, or impair the appearance of the Building or violate Article 5 of the Prime Lease.

                                    ARTICLE 2

                                      RENT

            2.01 RENT. "Rent" shall consist of Fixed Rent and Additional Rent.

            2.02 FIXED RENT. The fixed rent ("Fixed Rent") shall be payable as follows:

            (a) Subject to Sections 2.02(b) below, with respect to the Premises demised to Tenant under Section 1.01 above:

                  (i) for the period commencing on the Commencement Date and ending on the day immediately preceding the 5th anniversary of the Commencement Date, at the rate of $52.00 per rentable square foot of Premises per annum (which, based on the agreed upon rentable square footage of the Premises initially demised under this Lease of 22,290 rentable square feet, is equal to $1,159,080.00 per annum), payable in equal monthly installments of $96,590.00 and

                  (ii) for the period commencing on the 5th anniversary of the Commencement Date and ending on the Expiration Date at the rate of $57.00 per rentable square foot per annum (which, based on the agreed upon rentable square footage of the Premises initially demised under this Lease of 22,290 rentable square feet is equal to $1,270.530.00 per annum), payable in equal monthly installments of $105,877.50.

            (b) Fixed Rent shall be payable in advance on the Rent Commencement Date and on the first day of each calendar month thereafter throughout the Term, provided, that Tenant shall pay upon the execution and delivery of this Lease by Tenant $96,590.00 to be applied against the first full monthly installment of Fixed Rent; and provided further, that if the Rent Commencement Date is not the first day of a month, then Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated and paid in arrears on the first day of the month following the month in which the Rent Commencement Date occurred. "Rent Commencement Date" means January 14, 2001.

            2.03 ADDITIONAL RENT. "Additional Rent" means Tax Payments, Wage Increase Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant to Landlord under this Lease, all of which Additional Rent shall be deemed to be rent.

            2.04 TAX PAYMENTS. (a) "Base Tax Amount" means the Taxes (excluding any amounts described in Section 2.04(b)(iii)) for the Tax Year commencing on July 1, 2000, as finally determined.

            (b) "Taxes" means (i) the real estate taxes, vault taxes, assessments, business improvement district assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority, (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; provided, that any such tax shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by tenants directly to the taxing authority and (iii) any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. If at any time the method of taxation shall be altered so that in lieu of amounts otherwise constituting Taxes or in lieu of an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in "Taxes". "Taxes" shall not include any franchise, capital stock, transfer, income or gross receipts tax.

            (c) "Tax Year" means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

            (d) "Tenant's Share" is conclusively deemed to mean 4.45% (which is based upon the rentable square footage of the Premises [i.e., initially, 22,290] divided by the rentable square footage of the Building [i.e., 500,492]), as the same may be increased to the extent that Tenant leases additional space in the Building.

            (e) If Taxes for any Tax Year, including the Tax Year in which any Commencement Date occurs, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a "Tax Payment") Tenant's Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. If the Commencement Date is not the same date for all floors of the Premises, then Tenant's Tax Share shall be equitably adjusted to reflect the portion of the Premises as to which the Commencement Date has occurred. Landlord may furnish to Tenant, prior to the commencement of each Tax Year, a statement setting forth Landlord's reasonable estimate of the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year, an amount equal to 1/12th of Landlord's estimate of the Tax Payment for such Tax Year. If Landlord shall not furnish any such estimate for a Tax Year or if Landlord shall furnish any such estimate for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.04(e) in respect of the last month of the preceding Tax Year; (ii) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made in accordance with such estimate, and
(x) if there is a deficiency, Tenant shall pay the amount thereof within 15 days after demand therefor, or (y) if there is an overpayment, Landlord shall refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Tax Year, Tenant shall pay to Landlord an amount equal to 1/12th of the Tax Payment shown on such estimate. Landlord may, during each Tax Year, furnish to Tenant a revised statement of Landlord's estimate of the Tax Payment for such Tax Year, and in such case, the Tax Payment for such Tax Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence. After the end of each Tax Year Landlord shall furnish to Tenant a statement of Tenant's Tax Payment for such Tax Year (and shall endeavor to do so within 180 days after the end of each Tax
Year). If such statement shall show that the sums paid by Tenant, if any, under
Section 2.04(e) exceeded the Tax Payment to be paid by Tenant for the applicable Tax Year, Landlord shall refund to Tenant the amount of such excess (and, in any case where the amount of such excess is more than 5% over the amount actually due, together with interest thereon at the Base Rate from the date paid by Tenant until the date refunded by Landlord); and if such statement shall show that the sums so paid by Tenant were less than the Tax Payment to be paid by Tenant for such Tax Year, Tenant shall pay the amount of such deficiency within 15 days after demand therefor. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

            (f) If Landlord shall receive a refund of Taxes for any Tax Year in which Taxes exceeded the Base Tax Amount, Landlord shall pay to Tenant, within 30 days of Landlord's receipt thereof, Tenant's Share of the net refund (after deducting from such refund the costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees, to the extent that such costs and expenses were not included in the Taxes for such Tax
Year); provided, that such payment to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year. Tenant's right to receive a refund under this Section 2.04(f) shall survive the expiration or earlier termination of this Lease.

            (g) If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 2.04 and Tenant shall pay the deficiency within 30 days after demand therefor.

            2.05 WAGE INCREASE CHARGE. (a) "Base Wage Rate" shall mean the Wage Rate in effect on January 1, 2000.

            (b) "Wage Rate" means the full minimum regular hourly rate of wages, excluding all fringe benefits, in effect as of January 1st of each year during the Term (whether paid by Landlord or any contractor employed by Landlord) computed as paid over a forty (40) hour week to Porters in Class A office buildings pursuant to an Agreement between The Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto ("Realty Advisory Board"), and Local 32B-32J of the Building Service Employees International Union ("Local 32B-32J"), AFL-CIO, or any successor thereto; provided, however, that if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable to Porters by Landlord or by Landlord's service contractors over a forty
(40) hour week, in effect as of January 1st of each year during the Term (with an appropriate adjustment made if and when an agreement is in effect), and provided, however, that if in any year during the Term the regular employment of Porters shall occur on days or during hours which overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to an agreement between Realty Advisory Board and Local 32B-32J the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $15.00 for the first thirty hours, and premium or overtime hourly wage rate of $22.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be total weekly rate of $675.00 divided by the total number of regular hours of employment, forty, or $16.875).

            (c) The term "Porters" means that classification of non-supervisory employees in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Realty Advisory Board and Local 32-B-32J.

            (d) "Multiplication Factor" shall mean the product obtained by multiplying the area of the Premises (which, for the purposes of this Article, the parties have agreed shall be 22,290 rentable square feet) by one (1).

            (e) If the Wage Rate for any calendar year during the Term shall be greater than the Base Wage Rate, then Tenant shall pay, as additional rent, an amount (the "Wage Increase Charge") equal to the product obtained by multiplying the Multiplication Factor by the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal monthly installments commencing with the first monthly installments of Fixed Rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Section 2.05. Landlord shall give Tenant notice of each change in Wage Rate that will be effective to create or change Tenant's obligation to pay the Wage Increase Charge pursuant to the provisions of this Article, which notice shall contain Landlord's calculation of the Wage Increase Charge payable resulting from such increase in Wage Rate. The Wage Increase Charge shall be prorated, if necessary, to correspond with that portion of a calendar year occurring within the Term. Such notice shall be served in accordance with the terms of this Lease and shall be accompanied by such information as shall be reasonably necessary for Tenant to evaluate the accuracy thereof.

            (f) Every notice given by Landlord pursuant to subsection (e) of this Section 2.05 shall be conclusive and binding upon Tenant unless (i) within sixty (60) days after the receipt of such notice, Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to binding arbitration before the American Arbitration Association in the City of New York, County of New York, at Tenant's sole cost and expense (unless the arbiter determines that Tenant has overpaid Landlord by more than 5% in which case the cost of the arbitration shall be borne by Landlord), within one hundred twenty (120) days after receipt of the notice. Pending the determination of such dispute, Tenant shall pay the Wage Increase Charge in accordance with Landlord's notice without prejudice to Tenant's position of such dispute. In the event such dispute shall be determined in Tenant's favor, Landlord shall, on demand, pay Tenant the amount so overpaid by Tenant (and, in any case where the amount of such excess is more than 5% over the amount actually due, together with interest thereon at the Base Rate from the date paid by Tenant until the date refunded by Landlord).

            (g) The Wage Rate is intended to be a substitute comparative index of economic costs and inflationary pressures and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building, whether or not Porters are employed in the Building and without regard to whether such employees are members of the union referred to in subsection (b) of this Section 2.05.

            2.06 TAX PROVISIONS. (a) In any case provided in Section 2.04 in which Tenant is entitled to a refund, Landlord may, in lieu of making such refund, credit against the next succeeding installment of Rent after Landlord was obligated to make such refund any amounts to which Tenant shall be entitled. Nothing in this Article 2 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit.

            (b) Landlord's failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord's right to thereafter render such a statement, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord's right to thereafter render a corrected statement therefor.

            (c) Landlord and Tenant confirm that the computations under Section
2.05 of this Article 2 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for costs and expenses incurred by Landlord with respect to the Project. If the Building shall be condominiumized, then Tenant's Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes of the Building as Tenant would pay in the absence of such condominiumization.

            (d) Each Tax Payment in respect of a Tax Year, which begins prior to the Initial Commencement Date or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

            2.07 ELECTRIC CHARGES. (a) Tenant's demand for, and consumption of, electricity in the Premises shall be determined by meter or meters (capable of accepting an output feed) installed (or, if existing, retrofitted) by Landlord at Landlord's expense. Tenant shall pay for such electric consumption within 15 days after rendition of bills therefor, which bills shall be rendered by or on behalf of Landlord separately for each meter unless a totalizer is installed. At Tenant's request and expense, Landlord shall install a totalizer selected by Landlord in Landlord's sole discretion for the meters measuring the consumption of electricity in the Premises which shall aggregate the measurement of Tenant's electric consumption in the Premises. Tenant shall pay for the cost of the totalizer and the installation thereof (in an amount not to exceed $5,000.00) within 15 days after rendition of a bill therefor.

                  (b) The amount payable by Tenant to Landlord per kilowatt ("KW") and kilowatt hour ("KWHR") for electricity consumed within the Premises, determined pursuant to Section 2.07(a), shall be 103% of the amount (as adjusted from time to time, "Landlord's Rate") at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company (including all surcharges, taxes, fuel adjustments, taxes passed on to consumers by the public utility, and other sums payable in respect thereof). Landlord's Rate shall be determined by dividing the cost charged by said utility (averaged separately for KW and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building as set forth on the utility company invoice for such period.

                  (c) If Tenant shall commence Tenant's initial Alterations on any floor of the Premises prior to the installation of submeters on such floor of the Premises, then Tenant, in respect of the period commencing on the date that such initial Alterations are commenced on such floor of the Premises and ending on the earlier to occur of (i) the date that Tenant takes occupancy of such floor of the Premises for the normal conduct of Tenant's business, and (ii) the date upon which such submeters are installed, shall pay to Landlord for Tenant's use of electricity on such floor of the Premises during such period at a rate equal to $1.25 per rentable square foot of such floor of the Premises per annum. If Tenant shall take occupancy of any floor of the Premises for the normal conduct of Tenant's business prior to the installation of submeters on such floor of the Premises, then Tenant, in respect of the period commencing on the date that Tenant shall take such occupancy and ending on the date upon which such submeters are installed, shall pay to Landlord for Tenant's use of electricity on such floor of the Premises during such period at a rate equal to $2.75 per rentable square foot of such floor of the Premises per annum. Any charge under this Section 2.07(c) shall be paid by Tenant monthly, within 15 days after submission of a bill therefor. Notwithstanding the foregoing, Landlord shall proceed diligently to install submeters and a totalizer (if requested by Tenant) to measure and aggregate Tenant's consumption of electricity in the Premises and in the event Landlord does not install such meters with respect to any floor of the Premises within 90 days of Tenant taking possession of such floor and such totalizer upon Tenant taking possession of the entire Premises, as such dates may be extended by up to 30 days for Unavoidable Delays, then Tenant may install such meter and totalizer on ten (10) days prior written notice to Landlord and Landlord shall reimburse Tenant for the reasonable, actual out-of-pocket cost for the purchase and installation of such meter(s) only (and not the totalizer), not to exceed $3,000.00 per floor for meter(s) on each floor of the Premises on which Tenant has installed meters pursuant to this Section 2.07(c).

                  (d) At Landlord's election, exercisable by at least 90 days' prior notice to Tenant, Landlord may require that Tenant obtain electricity directly from the public utility company providing electricity to the Building and (i) if such requirement is due to a change in Laws, Tenant shall pay the costs of all alterations and installations necessary to obtain such electricity directly from such public utility company and thereafter shall pay such public utility company directly for Tenant's consumption of electricity and (ii) if such requirement is solely at the election of Landlord, Landlord shall pay the costs of all alterations and installations necessary to obtain such electricity directly from such public utility company and thereafter Tenant shall pay such public utility company directly for Tenant's consumption of electricity.

            2.08 MANNER OF PAYMENT. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and recurring Additional Rent, by wire transfer of immediately available federal funds as directed by Landlord, and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the times provided herein without notice or demand except as to Additional Rent and without setoff or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails more than two (2) times in any 12-month period to pay any Rent within three (3) days after the due date therefor, Tenant shall pay interest on the third and any subsequent late payment in any 12-month period from the date when such Rent became due to the date of Landlord's receipt thereof at the Interest Rate; in all other cases interest shall only accrue as of the fourth day after any such payment became due but such interest shall be retroactive to the date such payment first became due. "Interest Rate" means the lesser of (i) the base rate (the "Base Rate") announced from time to time by The Chase Manhattan Bank (or if The Chase Manhattan Bank shall not exist or shall cease to announce such rate, such other bank in New York as shall be designated by Landlord in a notice to Tenant) plus 3% and (ii) the maximum rate permitted by law. Any Additional Rent for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice. All bills, invoices and statements rendered to Tenant with respect to this Lease shall be binding and conclusive on Tenant unless, within 365 days after receipt of same, Tenant notifies Landlord that it is disputing same.

            2.09 SECURITY; GUARANTY. (a) Tenant has delivered to Landlord, as security for the performance of Tenant's obligations under this Lease, an unconditional, irrevocable letter of credit in the amount of $1,738,620.00, in the form annexed hereto as Exhibit H and issued by a bank satisfactory to Landlord (the "Letter of Credit"). The Letter of Credit shall provide that it is assignable by Landlord without charge and shall either (A) expire on the date which is 60 days after the expiration or earlier termination of this Lease (the "LC Date") or (B) be automatically self-renewing until the LC Date. If any Letter of Credit is not renewed at least 30 days prior to the expiration thereof or if Tenant holds over in the Premises without the consent of Landlord after the expiration or termination of this Lease, Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant's obligations under this Lease. Landlord may draw on the Letter of Credit (or the proceeds thereof) to the extent necessary to remedy defaults (which continue beyond applicable notice and grace periods) by

Tenant in the payment or performance of any of Tenant's obligations under this Lease. If Landlord shall have so drawn upon the Letter of Credit (or the proceeds thereof), Tenant shall, within 5 Business Days after demand, deposit with Landlord a sum equal to the amount so drawn by Landlord.

            (b) Tenant shall be entitled to a reduction of the amount of the Letter of Credit by $289,770.00 on the second (2nd) anniversary of the Rent Commencement Date, by an additional $289,770.00 on the fourth (4th) anniversary of the Rent Commencement Date, by an additional $289,770.00 on the sixth (6th) anniversary of the Rent Commencement Date, and by an additional $289,770.00 on the eighth (8th) anniversary of the Rent Commencement Date (each, a "Reduction Date") and each such reduction which is to occur on each such Reduction Date, subject to the terms hereof, is referred to as a "Reduction Amount"), provided that (A) Tenant is not then in monetary default under the terms of this Lease and Tenant is not then in non-monetary default under the terms hereof (which non-monetary default has continued beyond any applicable notice and/or grace periods), (B) Tenant has not been in default under this Lease beyond applicable notice and grace periods more than one (1) time during the 12 month period prior to such Reduction Date, (C) Landlord has not previously drawn on the Letter of Credit by reason of any default on the part of Tenant, and (D) in no event shall the Letter of Credit be reduced to less than $579,540.00. If the foregoing conditions shall have been satisfied, then Landlord shall consent to a modification of the Letter of Credit to reduce the amount thereof by the Reduction Amount (the form and substance of such modification to be reasonably satisfactory to Landlord) or Tenant may deliver a replacement Letter of Credit in the amount required to be maintained by Tenant hereunder which is in form and issued by a bank reasonably satisfactory to Landlord, and which otherwise satisfies the requirements hereof (and contemporaneously with Landlord's receipt thereof, Landlord shall return the original Letter of Credit to Tenant). Notwithstanding the foregoing, but provided that Tenant has satisfied conditions
(A), (B) and (C) above, if, at any time during the Term, Tenant has a net worth equal to eight (8) times the then annual Fixed Rent and Tenant has maintained EBITDA reduced for cash payments for debt service at four (4) times the then annual Fixed Rent for a minimum of the three (3) previous years, then the Letter of Credit shall be reduced to an amount equal to six (6) months of the then annual Fixed Rent.

            (c) Provided Tenant is not in default under this Lease and Tenant has surrendered the Premises to Landlord in accordance with all of the terms and conditions of this Lease, on or before the LC Date: (i) Landlord shall return to Tenant the Letter of Credit (or the proceeds thereof) then held by Landlord or
(ii) if Landlord shall have drawn upon such Letter of Credit (or the proceeds thereof) to remedy defaults by Tenant in the payment or performance of any of Tenant's obligations under this Lease, Landlord shall return to Tenant that portion, if any, of the proceeds of the Letter of Credit remaining in Landlord's possession.

                                    ARTICLE 3

                                    SERVICES

            3.01 SERVICES. (a) Landlord shall furnish Tenant with the following services (collectively, "Landlord Services") from and after the respective dates set forth in this Section 3.01(a).

            (i) From and after the date that Tenant first occupies floors in the Premises for the conduct of Tenant's business (the "Occupancy Date") heat, ventilation and air-conditioning to such floors in the Premises during Business Hours on Business Days substantially in accordance with the design specifications set forth on Exhibit E attached hereto. If Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such service (A) in the case of a Business Day, upon receiving notice from Tenant by 3:00 p.m. of such Business Day and (B) in the case of a day other than a Business Day, upon receiving notice from Tenant by 1:00 p.m. of the immediately preceding Business Day, and Tenant shall pay to Landlord upon demand Landlord's then established charges for such heat, ventilation and air-conditioning services which as of the date of this Lease are $150.00 per hour for one floor ($100.00 per hour for one floor for heat and ventilation only), $250.00 per hour for two floors ($200.00 per hour for two floors for heat and ventilation only) and $100.00 per hour per floor for three or more floors ($50.00 per hour per floor for three or more floors for heat and ventilation only) and shall require a minimum of four hours. Landlord shall provide heat, ventilation and air conditioning services to Tenant during the period following the Commencement Date for each floor on substantially the same terms as Landlord is obligated to provide such services after the Occupancy Date applicable to each floor on the condition that Tenant shall install and maintain at all times during the prosecution of Tenant's initial Alterations, an air filtration system throughout the Premises which shall be reasonably satisfactory to Landlord. In connection with the utilization of such system, Tenant shall take such action as Landlord may reasonably request, including, without limitation, replacing the filters on the return air shafts serving the Premises on a weekly basis in order to minimize the dust and debris entering the Premises and the Building through such shafts. In addition, Tenant shall pay, within 15 days after demand, the cost of any repairs required to the Building systems which Landlord in good faith determines arise out of dust or debris from the Premises being circulated to other portions of the Building.

                  (ii) During the prosecution of Tenant's initial Alterations and at all times thereafter during the Term, Landlord shall furnish Tenant with
(A) passenger elevator service to each floor of the Premises at all times during Business Hours on Business Days, with at least one passenger elevator subject to call at all other times and (B) freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times upon the payment of Landlord's then established charges therefor (which as of the date of this Lease is $162.00 per hour of use before 6:00 a.m. and after 4:30 p.m.). Tenant's use of all elevators shall be on a non-exclusive basis and Landlord agrees that during the Term, except by reason of condemnation, Landlord shall not voluntarily and permanently reduce the number of passenger elevators available for Tenant's use (i.e., four (4) passenger elevators).

                  (iii) During the prosecution of Tenant's initial Alterations and at all times thereafter during the Term, reasonable quantities of cold water (and warm water to the lavatories) to the floor(s) on which the Premises are located for lavatories, pantries (provided the same do not contain dishwashers) and cleaning purposes only. If Tenant requires water for any other purpose (including without limitation, any kitchen within the Premises), Landlord shall furnish cold water and the cost of heating such water, if applicable, as well as the cost of piping and supplying such water to the Premises, shall be paid by Tenant. Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters (including Landlord's standard charge for the production of such hot water, if produced by Landlord), within 15 days after demand.

                  (iv) During the prosecution of Tenant's initial Alterations, electric energy pursuant to Section 2.07(c), and at all times thereafter during the Term, electric energy, at a level of 5.75 watts demand load per usable square foot of the Premises (exclusive of electric energy for the base building heating, ventilation and air conditioning system) on a submetered basis through presently installed electric facilities for Tenant's reasonable use of lighting and other electrical fixtures, appliances and equipment. In no event shall Tenant's consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises, nor, except as provided in Section 3.01(c) below, shall Tenant be entitled to any unallocated power available in the Building.

                  (v) From and after the Occupancy Date, cleaning services for the Premises in accordance with Exhibit D attached hereto. Tenant shall pay to Landlord within 15 days after demand the costs incurred by Landlord for (A) extra cleaning work in the Premises requested by Tenant or if required because of (w) carelessness, indifference, misuse or neglect on the part of Tenant, its subtenants or their respective employees or visitors, (x) interior glass partitions or an unusual quantity of interior glass surfaces, (y) non-building standard materials or finishes installed in the Premises and/or (z) the use of the Premises other than during Business Hours on Business Days, and (B) removal from the Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord's standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, trading floors, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord's cleaning contractor to perform such cleaning at Tenant's expense. Landlord's cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises. Notwithstanding the foregoing, Tenant shall be permitted to use Tenant's own personnel to perform routine cleaning tasks in the Premises.

                  (vi) During the prosecution of Tenant's initial Alterations and at all times thereafter during the Term, access to the Building 7 days per week, 24 hours per day.

                  (vii) During the prosecution of Tenant's initial Alterations and at all times thereafter during the Term, an attended lobby, in the Building, 7 days per week, 24 hours per day; provided, that Landlord shall have no responsibility to prevent, and Landlord shall have no liability to Tenant (or anyone claiming under or through Tenant) for, loss to Tenant (or such other person), or their agents, contractors, employees, invitees or licensees, arising out of theft, burglary or damage or injury to persons or property caused by persons gaining access to the Building or other causes.

                  (viii) During the prosecution of Tenant's initial Alterations and at all times thereafter during the Term, to the extent required by applicable Laws, Landlord shall maintain a code compliant Class E system for the Building (it being agreed and understood that Tenant shall maintain Tenant's Class E system within the Premises, using a contractor designated by Landlord, from the on floor connection point of the Building's Class E system).

            (b) At the request of Tenant, Landlord shall list in the Building's directory (i) the name of Tenant, (ii) any trade name under which Tenant has the right to operate, (iii) the name of any permitted subtenant or any permitted assignee occupying the Premises pursuant to this Lease and, at Tenant's election, (iv) the names of employees, departments and/or divisions of Tenant occupying the Premises pursuant to this Lease. Tenant shall have a number of listings in the Building's directory equal to the Tenant's Share of the total number of listing spaces/slots in the Building's directory.

            (c) If at any time Tenant shall reasonably require electric power in excess of the electric power then being furnished to the Premises, Tenant may notify Landlord thereof, which notice shall specify the additional amount of electric power that Tenant requests be made available to Tenant. Landlord, in Landlord's sole, but good faith, judgment (taking into consideration the potential needs of present and future tenants of the Building and the Building itself) shall determine if the same is available through the existing Building facilities and, if and to the extent the same is so available, Landlord shall furnish same to Tenant. Any work required to bring such additional electrical power to the Premises and to make it usable by Tenant, shall be performed by Tenant, at Tenant's expense. If, in Landlord's sole, but good faith, judgment, Tenant's requirements for additional electricity shall necessitate installation of an additional riser, risers or other proper and necessary equipment in the Building, and, in Landlord's sole, but good faith, judgment such installation shall be feasible, the same shall, at Tenant's request be installed by Landlord and the cost thereof (or the pro rata portion thereof, if such capacity is in excess of that being provided to Tenant) shall be paid by Tenant. If, in Landlord's sole, but good faith, judgment, Tenant's requirements for additional electric power shall necessitate the installation of an additional riser, risers or other proper and necessary equipment and, in Landlord's sole, but good faith, judgment, such installation in the Building (other then the Premises) shall not be feasible, but such additional riser, risers or other proper and necessary equipment can be installed in the Premises, then the same may be installed by Tenant at Tenant's expense.

            3.02 SERVICE INTERRUPTIONS. (a) Landlord may stop or interrupt any Landlord Service, electricity or other service to be provided to Tenant under this Article 3 and may stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents; strikes; the making of repairs, alterations or improvements; inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies; or by reason of any other cause beyond the reasonable control of Landlord. Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems by reason thereof. Landlord shall use reasonable diligence (which shall not include incurring overtime charges) to make such repairs as may be required to machinery or equipment within the Project to provide restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond the Project boundaries, to cause the same to be restored by diligent application or request to the provider.

            (b) Without limiting any of Landlord's other rights and remedies, if Tenant shall be in monetary default beyond any applicable grace period, Landlord shall not be obligated to furnish to the Premises any service outside of Business Hours on Business Days, and Landlord shall have no liability to Tenant by reason of any failure to provide, or discontinuance of, any such service.

            (c) "Business Hours" means 8:00 a.m. to 6:00 p.m. "Business Days" means all days except Saturday, Sundays, New Year's Day, President's Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or Operating Engineers contract.

            (d) Except as provided in Section 2.07, 3.01 and 3.02 of this Lease, Landlord shall not be required to provide any services to the Premises.

            3.03 SUPPLEMENTAL AIR CONDITIONING. Notwithstanding anything contained in this Lease to the contrary, Tenant, at Tenant's expense, may, subject to Landlord's reasonable consent and such rules and regulations as Landlord may, from time to time, promulgate in accordance with the provisions of this Lease, install air-cooled supplemental air conditioning units in the Premises (collectively, the "HVAC Unit") which HVAC Unit shall be of a type manufactured by a manufacturer, and installed by a contractor, approved in each case by Landlord which approval shall not be unreasonably withheld or delayed. Tenant shall be permitted to install not more than two (2) louvers per floor of the Premises in windows on the north side of the Premises in locations reasonably designated by Landlord to provide an exhaust system for the HVAC Unit. The HVAC Unit shall be self-contained and shall not be connected to, tied into or otherwise make use of any of the Building's systems (excluding the Building's electrical system) including, without limitation, any Building ductwork (provided that Tenant may tie-in to or otherwise make use of the Building's ductwork as long as such tie-in or use does not adversely affect the Building's ductwork, as determined by Landlord) or equipment. Tenant shall maintain the HVAC Unit and all of the louvers, ducts, dampers, registers, grilles, wiring and appurtenances utilized in connection therewith. Tenant shall contract for and maintain throughout the Term regular service of the HVAC Unit and related equipment with a recognized maintenance company reasonably acceptable to Landlord. Such contract shall include the thorough maintenance of the system at least once each year (at the commencement of the cooling season). The HVAC Unit and all louvers, ducts, dampers, registers, grilles, wiring and appurtenances utilized in connection with the HVAC Unit, whether within or outside the Premises, shall, upon the installation thereof, become part of the Premises and shall be deemed the property of Landlord.

            3.04 LANDLORD'S CONTRIBUTION. (a) Landlord shall reimburse Tenant for the cost of the Initial Tenant Work relating to the Premises in an amount (the "Work Allowance") equal to the lesser of (i) $557,250.00 and (ii) the actual cost of the Initial Tenant Work, upon the following terms and conditions:

                  (x) The Work Allowance shall be payable to Tenant (or to Tenant's general contractor or construction manager, as directed by Tenant) in Pro Rata Installments as Initial Tenant Work progresses, but in no event more frequently than monthly. Pro Rata Installments of the Work Allowance shall be payable by Landlord within 30 days following Tenant's satisfaction of each of the conditions required for disbursement set forth in this Section 3.04(a).

                  (y) Prior to the payment of any Pro Rata Installment, Tenant shall deliver to Landlord a request for disbursement which shall be accompanied by (1) paid invoices (or invoices if Tenant shall be directing Landlord to pay Tenant's general contractor or construction manager) for the Initial Tenant Work performed or incurred since the last disbursement of the Work Allowance (unless payment is made to Tenant in which case paid invoices for all work which was the subject of any prior disbursements shall be delivered to Landlord), (2) a certificate signed by Tenant's architect and an officer of Tenant certifying that the Initial Tenant Work and services represented by the aforesaid invoices have been satisfactorily completed substantially in accordance with the plans and specifications therefor approved by Landlord and have not been the subject of a prior disbursement of the Work Allowance, and (3) lien waivers by architects, contractors, subcontractors and all materialmen for all such work and services (unless payment is made to Tenant in which case lien waivers for all work which was the subject of any prior disbursement shall be delivered to Landlord). Landlord shall be permitted to retain from each disbursement an amount equal to 10% of the amount requested to be disbursed by Tenant if the amount of the request does not take into account a 10% retainage by requesting 10% less then the cost of the work for which Tenant is requesting reimbursement. The aggregate amount of the retainages shall be paid by Landlord to Tenant upon the completion of all Initial Tenant Work and upon receipt from Tenant of (A) a certificate signed by Tenant's architect and an officer of Tenant certifying that all of the Initial Tenant Work has been satisfactorily completed substantially in accordance with the plans and specifications therefor approved by Landlord, (B) all Building Department sign-offs and inspection certificates and any permits required to be issued by the Building Department or any other governmental entities having jurisdiction thereover, and (C) a release, except with respect to amounts in respect of which Tenant has a bona fide dispute, not to exceed $10,000.00 from all contractors and subcontractors performing the Initial Tenant Work releasing Landlord and Tenant from all liability for any of the Initial Tenant Work.

                  (z) Tenant is not then in default under this Lease beyond any applicable grace, notice or cure period provided with respect thereto.

            "Pro Rata Installments" shall mean the cost of the portion of Initial Tenant Work performed and covered by such request by Tenant for payment multiplied by a percentage, calculated by dividing $557,250.00 by the projected cost of Initial Tenant Work (which projected cost shall be submitted to Landlord prior to the commencement of such Initial Tenant Work) (the "Pro Rata Percentage"). From time to time, Landlord may request that Tenant update its estimate of the total cost of Initial Tenant Work. If any such update causes an increase in excess of $25,000 in such estimate or any subsequent estimate most recently used to calculate the Pro Rata Installments the Pro Rata Percentage shall be revised by Landlord to reflect such increase (such revised Pro Rata Percentage shall be calculated by dividing the remaining unpaid portion of the Work Allowance by the total then estimated cost to complete the Initial Tenant Work).

            (b) "Initial Tenant Work" means the hard and soft costs incurred in the installation of fixtures, improvements and appurtenances attached to or built into the Premises to prepare the Premises for Tenant's use and occupancy, and shall not include movable partitions, business and trade fixtures, machinery, equipment, furniture, furnishings and other articles of personal property.

            (c) The right to receive reimbursement for (or direct payment of) the cost of Initial Tenant Work as set forth in this Section 3.04 shall be for the exclusive benefit of Tenant, it being the express intent of the parties hereto that in no event shall such right be conferred upon or for the benefit of any third party, including, without limitation, any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or any other person, firm or entity. Without in any way limiting the provisions of Section 6.12(b), Tenant shall indemnify and hold harmless each Indemnified Party from and against any and all liability, damages, claims, costs or expenses arising out of or relating to Landlord's payment of any installment of the Work Allowance directly to Tenant's general contractor or construction manager, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

            (d) Notwithstanding anything to the contrary contained in this
Section 3.04, in no event shall more than $55,725.00 of the Work Allowance be made available to Tenant for Tenant's soft costs of construction (including, without limitation, filing and permit fees and expenses, architecture, engineering and other consulting fees and expenses and moving expenses).

                                    ARTICLE 4

                    LEASEHOLD IMPROVEMENTS; TENANT COVENANTS

            4.01 INITIAL IMPROVEMENTS. (a) On the Commencement Date, Tenant shall accept the Premises in its "as is" condition on such date. If, after the Commencement Date, it is determined that the condition of the Premises as of the date of this Lease was in violation of then-applicable laws, Landlord agrees to promptly cure such violation in a manner so as to minimize, to the extent practicable, inconvenience to Tenant (provided that such minimization of inconvenience shall not include the use of overtime labor by Landlord). Landlord shall have no obligation to perform any work to prepare the Premises for Tenant's occupancy. All installations, materials and work which may be undertaken by Tenant to prepare, equip, furnish and decorate the Premises shall be performed, subject to Section 3.04 above, at Tenant's expense in accordance with all of the terms, conditions and provisions of this Lease, including, without limitation, Section 4.02.

            (b) On the Commencement Date, Landlord shall deliver to Tenant ACP-5 Certificates with respect to the Premises in form and substance as set forth in
Exhibit I attached hereto.

            4.02 ALTERATIONS. (a) Tenant shall make no improvements, changes or alterations in or to the Premises ("Alterations"), including Tenant's initial Alterations, without Landlord's prior approval. Landlord shall not unreasonably withhold, delay or condition its approval to any Alteration that is not a Material Alteration. "Material Alteration" means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (ii) is structural (other than the structural reinforcement of flooring, the running of risers and the installation of the HVAC Unit, each within the Premises, and which reinforcement of flooring and risers and HVAC Unit installation shall be subject to Landlord's approval which shall not be unreasonably withheld, conditioned or delayed), or affects the strength of the Building, (iii) affects the usage or the proper functioning of any of the Building systems outside the Premises, (iv) requires the consent of any Superior Mortgagee or Superior Lessor including, without limitation, Prime Lessor or (v) requires a change to the Building's certificate of occupancy. Notwithstanding the foregoing, Tenant may, without Landlord's consent, but provided that Tenant notifies Landlord of such Alterations at least 5 days prior to the commencement thereof (such notice to include any available plans of the Alterations), perform Alterations of a purely cosmetic or decorative nature, including, without limitation, painting or carpeting of the Premises, provided that such Alterations do not require that any application, plans or other documentation be filed with or approved by any governmental agency or authority.

                  (b) Tenant, in connection with any Alteration, shall comply with any and all rules and regulations as may be from time to time established by Landlord in accordance with Section 8.02. Tenant shall also comply with all of the terms of Article 13 of the Prime Lease to the extent applicable. Except as otherwise provided above, Tenant shall not proceed with any Alteration unless and until Landlord approves Tenant's plans and specifications therefor. Landlord, within 10 days after Landlord's initial receipt of plans and specifications for any Alteration and within 5 days after Tenant's resubmission, if necessary, of such plans and specifications to Landlord, shall respond thereto, in writing, by either (A) approving the same, or (B) disapproving the same. In any case where Landlord disapproves such plans and specifications, Landlord's disapproval shall include Landlord's reasons therefor. If Landlord shall fail to approve or disapprove such plans and specifications within such 10-day period or 5-day period, as applicable, then Tenant shall have the right to give a reminder notice to Landlord, and, provided that such reminder notice states, in bold-faced capital letters, that "THIS NOTICE IS BEING GIVEN UNDER
SECTION 4.02(B) OF OUR LEASE. YOUR FAILURE TIMELY TO RESPOND WILL RESULT IN YOUR DEEMED APPROVAL OF THE PLANS AND SPECIFICATIONS PREVIOUSLY SUBMITTED BY TENANT", if Landlord shall fail to approve or disapprove the plans and specifications within 3 Business Days after Landlord's receipt of such reminder notice, then the plans and specifications shall be deemed approved by Landlord; provided that in no event shall any of Tenant's plans and specification be deemed approved by Landlord if such plans and specifications are subject to the approval or consent of Prime Lessor under the Prime Lease. Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord's benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

            (c) Except with respect to Tenant's initial Alterations Tenant shall pay to Landlord upon demand Landlord's reasonable actual, out-of-pocket costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications.

            (d) Before proceeding with any Alteration (other than the first major renovation of the Premises and not including the initial painting, carpeting and minor changes to the reception area of the Premises) that will cost more than $250,000.00 (subject to increases in the amount of $50,000.00 every five (5) years during the Term), as estimated by a reputable contractor designated by Landlord, Tenant shall, unless Tenant's net worth (computed in accordance with generally accepted accounting principles as evidenced to the reasonable satisfaction of Landlord) equals or exceeds $50,000,000.00, furnish to Landlord one of the following: (i) a cash deposit or (ii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form reasonably satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of an Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration and (y) written unconditional lien waivers (except with respect to amounts in respect of which Tenant has a bona fide dispute, not to exceed $25,000.00) of mechanics' liens and other liens on the Project from all contractors performing said Alteration, the security deposited with Landlord pursuant to this Article (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant's failure properly to perform, complete and fully pay for any Alteration subject to this
Article 4.02(d) within five (5) Business Days after notice from Landlord, Landlord may draw on the security deposited under this Section 4.02(d) to the extent Landlord deems necessary in connection with said Alteration, the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom.

            (e) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, in compliance with all Laws and substantially in compliance with the plans and specifications approved by Landlord. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment. Alterations shall be performed by architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed); provided that any Alterations in or to the systems of the Building shall be performed only by the contractor(s) designated by Landlord (Landlord shall, from time to time upon Tenant's request made prior to Tenant's commencement of each such Alteration, designate at least 3 contractors for each Building system except for the Class E system for which Landlord shall only designate one contractor). Landlord hereby approves Montroy, Andersen Design Group Inc., as Tenant's architect, any of MGJ

Engineering, Thomas Fiskaa Engineering or Robert Director Engineering, as Tenant's engineer, and any of Lehr, Ambassador or Sweet, as Tenant's general contractor and/or construction manager, in connection with Tenant's initial Alterations. The performance of any Alteration shall not be done in a manner which would violate Landlord's union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alteration if Landlord notifies Tenant that continuing such Alteration would violate Landlord's union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall not resume the performance of such Alteration until such time as such Alteration may be performed in a manner which shall not violate such union contracts or create such work stoppage, picketing, labor disruption, disharmony or dispute or interference.

            (f) Throughout the performance of Alterations, Tenant shall carry worker's compensation insurance in statutory limits, "all risk" Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers rated by Best's Insurance Reports, or any successor publication of comparable standing, as A/VIII or better or the then equivalent of such rating. Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.

            (g) Should any mechanics' or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 30 days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 30 day period, Landlord may cancel or discharge the same and, upon Landlord's demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date paid by Landlord to the date of payment by Tenant, such reimbursement to be made within 30 days after receipt by Tenant of a written statement from Landlord as to the amount of such costs. Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, attorneys' fees and disbursements and costs of suit), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or other liens asserted in connection with such Alteration.

            (h) Tenant shall deliver to Landlord, within 30 days after the completion of an Alteration, "marked" drawings thereof which shall include a certification from Tenant's architect or engineer that the Alteration in question has been completed in accordance with the drawings as marked. During the Term, Tenant shall use commercially reasonable efforts to keep records of Alterations costing in excess of $50,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records.

            (i) All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements.

            4.03 LANDLORD'S AND TENANT'S PROPERTY. (a) All Alterations, fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, "Fixtures"), shall be and remain a part of the Premises and shall not be removed by Tenant. All Fixtures constituting Improvements and Betterments shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord. All Fixtures other than Improvements and Betterments shall, upon installation, be the property of Landlord. "Improvements and Betterments" means (i) all Fixtures, if any, installed at the expense of Tenant, whether installed by Tenant or by Landlord (i.e., excluding any Fixtures paid for by Landlord directly or by way of an allowance) and (ii) all carpeting in the Premises.

            (b) Notwithstanding anything to the contrary in Section 4.03(a), all movable partitions, business and trade fixtures, machinery and equipment, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any of Tenant's Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof.

            (c) At or before the Expiration Date, or within 15 days after any earlier termination of this Lease, Tenant, at Tenant's expense, shall remove Tenant's Property from the Premises (except for (x) the HVAC Unit and (y) such other items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property. Any items of Tenant's Property (other than as set forth above) which remain in the Premises after the Expiration Date, or more than 15 days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord's property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant's expense.

            (d) Landlord, by notice given to Tenant at any time prior to the Expiration Date or not later than 30 days after any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures that do not constitute a standard office installation, such as, by way of example only, kitchens (but not pantries), vaults, safes, raised flooring and stairwells. If Landlord shall give such notice, then Tenant, at Tenant's expense, prior to the Expiration Date, or, in the case of an earlier termination of this Lease, within 15 days after the giving of such notice by Landlord (given upon such earlier termination), shall remove the same from the Premises, shall repair and restore the Premises to the condition existing prior to installation thereof and shall repair any damage to the Premises or to the Building due to such removal.

            4.04 ACCESS AND CHANGES TO BUILDING. (a) Landlord reserves the right, at any time, to make changes in or to the Project as Landlord may deem necessary or desirable, and

Landlord shall have no liability to Tenant therefor, provided any such change does not (i) reduce in a material way the visibility of the Pylon, (ii) materially adversely affect Tenant's access to the Premises or render access to the elevators serving same materially less obvious than such access is on the date of this Lease; or (iii) adversely affect the first-class nature of the Project or cause same to appear other than as a first-class office building dedicated to use by multiple tenants. Landlord may install and maintain pipes, fans, ducts, wires and conduits within or through the walls, floors or ceilings of the Premises. In exercising its rights under this Section 4.04, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises for the ordinary conduct of Tenant's business. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

            (b) Except for the space within the inside surfaces of all walls, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises, are reserved to Landlord and are not part of the Premises. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time.

            (c) Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable.

            (d) Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant and at reasonable times (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment), to inspect, clean or perform such work or repairs as Landlord may reasonably deem necessary or to exhibit the Premises to prospective lenders or purchasers, or, during the last 24 months of the Term, to prospective tenants, or for any other purpose as Landlord may deem reasonably necessary or desirable. Landlord shall have no liability to Tenant by reason of any such entry. Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term except as expressly provided in this Lease. Tenant shall also be subject to Prime Lessor's rights of access under
Article 22 of the Prime Lease.

            (e) Landlord intends to renovate the lobby of the Building and perform cosmetic upgrades to the elevator cabs serving the Premises substantially in accordance with the renderings to renovate and restore the elevators and lobby prepared by Team Design and dated November 22, 1999 and attached hereto as Exhibit G; provided however that Tenant's obligations under this Lease shall not be affected to the extent that Landlord elects to modify any of the designs of such renovation or cosmetic upgrade or based on the timing of the performance of such renovation or cosmetic upgrade.

            4.05 MAINTENANCE OF PREMISES. (a) Tenant shall keep the Premises, and all doors, windows and glass (other than exterior doors, windows and glass) in and about the Premises (including, without limitation, all Fixtures), in good condition and repair and, upon expiration or earlier termination of the Term, Tenant shall surrender the same to Landlord in good condition, reasonable wear and tear excepted. Without limiting the foregoing, Tenant shall, subject to Landlord's obligation as set forth in Section 3.01 (a)(v) of this Lease to provide cleaning services to the Premises, keep the Premises clean in a manner commensurate with the standards of first-class mixed use office/retail buildings located in the Borough of Manhattan. Tenant's obligation shall include, without limitation, (i) the obligation to repair all damage caused by Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building. Subject to Section 7.03, any maintenance, repair or replacement to the windows (including, without limitation, any solar film attached thereto), the Building systems, the Building's structural components or any areas outside the Premises and which is Tenant's obligation to perform shall be performed by Landlord at Tenant's expense.

            (b) Tenant shall not commit or allow to be committed any waste or damage to any portion of the Premises or commit any waste or damage to any portion of the Building.

            (c) Landlord shall operate and maintain the Building in a manner comparable to the operation and maintenance of similar Class A office buildings in midtown Manhattan.

            4.06 COMPLIANCE WITH LAWS. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively "Laws"), attributable to any work, installation or manner of use by Tenant of the Premises or any part thereof. Nothing contained in this Section 4.06 shall require Tenant to make any structural changes unless the same are necessitated by reason of Tenant's performance of any Alterations, Tenant's manner of use of the Premises or the use by Tenant of the Premises for purposes other than normal and customary ordinary office purposes. Tenant shall procure and maintain all licenses and permits required for its business. Subject to Tenant's responsibility under this
Section 4.06, Landlord shall comply with all Laws affecting the Building.

            (b) Anything contained in this Lease to the contrary notwithstanding, as part of Tenant's initial Alterations, and if required in connection therewith, Tenant shall perform all work and make all installations necessary in order to relocate any sprinkler equipment in the Premises in order to maintain compliance with the provisions of Local Law 5 of the New York City Administrative Code, as approved January 18, 1973, as amended from time to time (whether or not the Building is sprinklered or required to be sprinklered by such law).

            (c) Tenant agrees to comply with the terms of Article 38 (Toxic Waste) of the Prime Lease to the extent applicable to the Premises with all references therein to

"Tenant" being deemed to refer to the Tenant hereunder and all references therein to Landlord being deemed to refer to the Landlord hereunder and Prime Lessor; provided that any responsibility for Hazardous Substances (as defined in the Prime Lease) (including, without limitation, the responsibility for complying with Laws relating thereto) introduced into the Premises prior to the Commencement Date applicable to such portion of the Premises shall remain the responsibility of Landlord.

            4.07 TENANT ADVERTISING. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord's consent (not to be unreasonably withheld or delayed).

            4.08 RIGHT TO PERFORM TENANT COVENANTS. If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a "Curing Party") may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency (except that Landlord shall endeavor to give Tenant such notice as is practicable), (b) after 2 days' prior notice to Tenant in case such failure interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (c) in any other case if such failure continues beyond any applicable notice and grace period. If a Curing Party performs any of Tenant's obligations under this Lease, Tenant shall pay to Landlord (as Additional Rent) the costs thereof, together with interest at the Interest Rate from the date paid by the Curing Party until paid by Tenant, within 15 days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party's bond and shall reimburse the Curing Party for the cost of the Curing Party's bond.

                                    ARTICLE 5

                            ASSIGNMENT AND SUBLETTING

            5.01 ASSIGNMENT; ETC. (a) Subject to the further provisions of this
Article 5, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. The dissolution or direct or indirect transfer of a majority of the interest in, or control of, Tenant (however accomplished including, by way of example, the addition of new partners or members or withdrawal of existing partners or members, or transfers of interests in distributions of profits or losses of Tenant, issuance of additional stock, redemption of stock, stock voting agreement, or change in classes of stock) shall be deemed an assignment of this Lease regardless of whether the transfer is made by one or more transactions, or whether one or more persons or entities hold the controlling interest prior to the transfer or afterwards. An agreement under which another person or entity becomes responsible for all or a portion of Tenant's obligations under this Lease shall be deemed an assignment of this Lease. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord's prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

            (b) Notwithstanding Section 5.01(a), without the consent of Landlord and without complying with Sections 5.02 or 5.05 below, this Lease may be assigned to (i) an entity created by merger, reorganization or recapitalization of or with Tenant or (ii) a purchaser of all or substantially all of Tenant's stock or assets; provided, in the case of both clause (i) and clause (ii), that
(A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument all of Tenant's obligations under this Lease thereafter first arising, (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (D) the assignee is a reputable entity of good character.

            (c) Notwithstanding Section 5.01(a), without the consent of Landlord, and without complying with Sections 5.02 or 5.05 below, Tenant may assign this Lease or sublet all or any part of the Premises to an Affiliate of Tenant; provided, that (i) Landlord shall have received a notice of such assignment or sublease from Tenant; and (ii) in the case of any such assignment,
(A) the assignment is for a valid business purpose and not to avoid any obligations under this Lease, and (B) the assignee assumes by written instrument satisfactory to Landlord all of Tenant's obligations under this Lease thereafter first arising. "Affiliate" means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity. "Control" (and with correlative meaning, "controlled by" and "under common control with") means ownership or voting control, directly or indirectly, of 50% or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

            5.02 LANDLORD'S RIGHT OF FIRST OFFER. (a) If Tenant desires to assign this Lease or sublet all or part of the Premises (other than in accordance with Sections 5.01(b) or (c)) for all or substantially all of the remaining Term, Tenant shall give to Landlord notice ("Tenant's Offer Notice") thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and the term of the subletting of such space, (ii) (A) in the case of a proposed assignment, Tenant's good faith offer of the consideration Tenant desires to receive or pay for such assignment or (B) in the case of a proposed subletting, Tenant's good faith offer of the fixed annual rent which Tenant desires to receive for such proposed subletting (assuming that a subtenant will pay for Taxes, Wage Increase Charges and electricity in the same manner, and utilizing the same base year or base amount, as Tenant pays for such amounts under this Lease or if Tenant desires, Tenant may assume a new base year provided that such new base year shall be taken into account in the calculation of sublease profits under Section 5.05 below) and (iii) the proposed assignment or sublease commencement date.

            (b) Tenant's Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at Landlord's option, terminate this Lease (i) in the case of a proposed assignment or a proposed sublease of all or substantially all of the Premises for all or substantially all of the remaining Term or (ii) with respect to the space covered by the proposed sublease if the proposed sublease is for part of the Premises for all or substantially all of the remaining Term. Said option may be exercised by Landlord by notice to Tenant within 60 days after a Tenant's Offer Notice, together with all information required pursuant to Section 5.02(a), has been given by Tenant to Landlord.

            (c) If Landlord exercises its option under Section 5.02(b) to terminate this Lease as to the entire Premises, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant's Offer Notice and all Rent shall be paid and apportioned to such date, and if Tenant's Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the date that this Lease is terminated.

            (d) If Landlord exercises its option under Section 5.02(b), upon the termination of this Lease as to the entire Premises, Landlord shall return the Letter of Credit to Tenant as if such termination date were the LC Date and Tenant shall have no further liability under this Lease, except as may be otherwise expressly provided herein.

            (e) If Landlord exercises its option under Section 5.02(b) to terminate this Lease with respect to a portion of the Premises, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease and Tenant shall have no further liability under this Lease with respect to such part of the Premises except as otherwise may be expressly provided herein; (ii) from and after such date the Rent and the amount of the Letter of Credit shall be reduced based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises, and (iii) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise.

            (f) If Landlord exercises its option under Section 5.02(b) to terminate this Lease with respect to a portion of the Premises, then (A) the Fixed Rent payable by Tenant hereunder shall be reduced by the lesser (i) of the Fixed Rent payable under this Lease with respect to the portion of the Premises which is the subject of the proposed sublease and (ii) the annual rent that Tenant would have received pursuant to such sublease if Landlord had not terminated this Lease with respect to the applicable space and Tenant had, in fact, entered into the sublease in accordance with the terms of the Offer Notice and (B) Tenant's Share shall be appropriately reduced to reflect the reduction in the rentable square footage of the Premises and (C) the Multiplication Factor shall be appropriately reduced to reflect the reduction in the rentable square footage of the Premises. Further, if Tenant's Offer Notice provides that Tenant will pay any consideration or grant any concessions in connection with the proposed sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord's designee) on the effective date of the partial termination of this Lease.

            (g) In the case of a proposed sublease of all or substantially all of the Premises for all or substantially all of the remaining Term, Tenant shall not sublet any space to a third party at a rental which is less by more than 7% (on a net effective rent per rentable square foot basis) than the rental (on a net effective rent per rentable square foot basis) specified in Tenant's Offer Notice with respect to such space, without complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord at such lower rental. In the case of a proposed assignment, Tenant shall not assign this Lease to a third party where Tenant pays greater consideration by more than 7% or grants a greater concession by more than 7% to such third party for such assignment than the consideration offered to be paid or concession offered to be granted to Landlord in Tenant's Offer Notice without complying once again with all of the provisions of this
Section 5.02 and re-offering to Landlord the right to terminate this Lease in whole or in part and pay such consideration or grant such concession to Landlord; provided that Landlord's time period in which to exercise its option to terminate this in whole or in part Lease under Section 5.02(b) shall be shortened to 20 days (from 60 days as provided in such Section).

            5.03 ASSIGNMENT AND SUBLETTING PROCEDURES. (a) If Tenant delivers to Landlord a Tenant's Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises for all or substantially all of the balance of the Term and Landlord does not timely exercise any of its options under Section 5.02, and Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant's Offer Notice or if the term of the proposed sublease is not for all or substantially all of the balance of the Term such that Section 5.02 is not applicable, Tenant shall notify Landlord (a "Transfer Notice") of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least 1 day after Tenant's receipt of Landlord's approval of the Transfer Notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises and (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statements. Tenant shall also supply Landlord with such other information as Landlord may reasonably request. Landlord shall respond to Tenant's Transfer Notice within 30 days after receipt thereof, provided that if Landlord shall fail to respond in such 30-day period, then Tenant shall have the right to give Landlord a reminder notice, and if such notice states in bold-faced capital letters that "THIS NOTICE IS BEING GIVEN UNDER SECTION 5.03(a) OF OUR LEASE. YOUR FAILURE TIMELY TO RESPOND WILL RESULT IN THE DEEMED APPROVAL OF THE TRANSFER NOTICE PREVIOUSLY GIVEN BY TENANT", and Landlord shall fail to respond to Tenant within 5 Business Days after Landlord's receipt of such reminder notice, then the applicable Transfer Notice shall be deemed approved by Landlord. Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld, conditioned or delayed, provided that:

                  (i) Such Transfer Notice shall be delivered to Landlord within six months after the delivery to Landlord of the applicable Tenant's Offer Notice, if any.

                  (ii) In Landlord's judgment the proposed assignee or subtenant will use the Premises in a manner that (A) is in keeping with the then standards of the Building and (B) is limited to the use expressly permitted under this Lease.

                  (iii) The proposed assignee or subtenant is, in Landlord's reasonable judgment, a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved.

                  (iv) Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building, if comparable space is then available or is coming available within the 150-day period following receipt by Landlord of the Transfer Notice.

                  (v) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the prior 3 months negotiated to lease space in the Building. Upon request by Tenant, Landlord will advise Tenant if a proposed assignee or sublessee is such a party.

                  (vi) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this
Article 5.

                  (vii) There shall not be more than 1 subtenant per floor of the Premises.

                  (viii) Tenant shall reimburse Landlord on demand for the reasonable, actual out-of-pocket costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

            (b) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

            5.04 GENERAL PROVISIONS. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's obligations under this Lease.

            (b) No assignment or transfer shall be effective until the assignee delivers to Landlord an agreement, in customary and reasonable form and with no limitation on the assignee's prospective recourse, whereby the assignee assumes Tenant's obligations under this Lease first arising after the effective date of such agreement. No assignee shall be permitted to take possession of any portion of the Premises unless and until such assignee has provided Landlord with evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03 of this Lease.

            (c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant's other obligations under this Lease. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease.

            (d) Each subletting by Tenant shall be subject to the following:

                  (i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date.

                  (ii) No sublease shall be valid, until there has been delivered to Landlord, an executed counterpart of such sublease. No subtenant shall be permitted to take possession of the Premises or any part thereof unless and until such subtenant has provided to Landlord a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to
Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

                  (iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

            (e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord's consent and without complying with all of the terms and conditions of this Article 5, including, without limitation,
Section 5.04, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be.

            (f) Tenant shall not publicly advertise the rental rate for any space that Tenant desires to sublet.

            5.05 ASSIGNMENT AND SUBLEASE PROFITS. (a) Except with respect to transfers pursuant to Section 5.01(b) and (c) above and the subletting by Tenant of one (1) full floor of the Premises for a term ending no later than the day immediately preceding the 2nd anniversary of the Commencement Date for such floor, if the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, operating expenses and electricity by a subtenant under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise shall be in excess of Tenant's Basic Cost therefor at that time then, promptly after the collection thereof, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Rent 50% of such excess. Tenant shall deliver to Landlord within 90 days after the end of each calendar year and within 90 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. "Tenant's Basic Cost" for sublet space at any time means the sum of
(i) the portion of the Fixed Rent, Tax Payments and Wage Increase Charges which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity in respect of the sublet space, plus (iii) the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the sublet space for the subtenant amortized on a straight-line basis over the term of the sublease, plus (iv) the amount of any reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the sublease amortized on a straight-line basis over the term of the sublease. "Other Sublease Considerations" means all sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns.

            (b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Consideration received by Tenant for such assignment, after deducting therefrom customary and reasonable closing expenses including the amount of any costs reasonably incurred by Tenant in making changes in the layout and finish of the Premises for such assignee amortized on a straight line basis over the term of the assignment and the amount of reasonable brokerage commissions and reasonable legal fees paid by Tenant in connection with the assignment amortized on a straight line basis over the term of the assignment. "Assignment Consideration" means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

                                    ARTICLE 6

                        SUBORDINATION; DEFAULT; INDEMNITY

            6.01 SUBORDINATION. (a) This Lease is subject and subordinate to each mortgage (a "Superior Mortgage") and each underlying lease (a "Superior Lease") which may now or hereafter affect all or any portion of the Project or any interest therein. The lessor under a Superior Lease is called a "Superior Lessor" and the mortgagee under a Superior Mortgage is called a "Superior Mortgagee". Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease requested by a Superior Mortgagee or a Superior Lessor, provided such amendment shall not result in an increase (except to a de minimis extent) in Tenant's obligations under this Lease or a reduction (except to a de minimis extent) in the benefits available to Tenant. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person succeeding to the interest of such mortgagee or lessor (each, a "Successor Landlord"), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that, except as otherwise may be provided in any non-disturbance agreement or attornment agreement, Successor Landlord shall not be (i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord); (ii) liable for the return of any moneys paid to or on deposit with any prior landlord (including, without limitation, Landlord), except to the extent such moneys or deposits are delivered to such Successor Landlord; (iii) subject to any offset, claims or defense that Tenant might have against any prior landlord (including, without limitation, Landlord); (iv) bound by any Rent which Tenant might have paid for more than the current month to any prior landlord (including, without limitation, Landlord) unless actually received by such Successor Landlord; (v) bound by any covenant to perform or complete any construction in connection with the Project or the Premises or to pay any sums to Tenant in connection therewith; or (vi) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without the consent of such Successor Landlord. Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

            (b) Tenant shall give each Superior Mortgagee and each Superior Lessor a copy of any notice of default served upon Landlord, provided that Tenant has been notified of the address of such mortgagee or lessor. If Landlord fails to cure any default as to which Tenant is obligated to give notice pursuant to the preceding sentence within the time provided for in this Lease, then each such mortgagee or lessor shall have an additional 30 days after receipt of such notice within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if, within such 30 days, any such mortgagee or lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, commencement of foreclosure proceedings or eviction proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated and Tenant shall not exercise any other rights or remedies under this Lease or otherwise while such remedies are being so diligently pursued. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

            (c) Upon Tenant's request, Landlord shall request from Prime Lessor a non-disturbance agreement in the form attached hereto as Exhibit F (the "Non-Disturbance Agreement"); provided that from and after the date that Tenant is required to attorn to Prime Lessor under such Non-Disturbance Agreement, Tenant shall pay to Prime Lessor, as Rent under this Lease, the greater of (i) an amount equal to 100% of the product of (A) the proportion (expressed as a percentage) that the net usable area of the Premises bears to the net usable area of the office portion of the Building, multiplied by (B) the total of (w) the Fixed Annual Rent (as defined in the Prime Lease) (including all increases thereto as provided in the Prime Lease) allocable to the office portion of the Building, (x) Impositions (as defined in the Prime Lease) which would have been payable under the Prime Lease by Landlord but for the termination of the

Prime Lease, and (y) the operating expenses (including Required Premiums, as defined in the Prime Lease) of the office portion of the "Premises" leased to Landlord pursuant to the Prime Lease or (ii) the Rent payable by Tenant to Landlord under this Lease. Promptly following the execution and delivery of this Lease by both Landlord and Tenant, Landlord agrees to inform Tenant of the Annual Fixed Rent, Impositions and Required Premiums, if any, payable by Landlord to Prime Lessor under the Prime Lease. If Landlord is unable in good faith to obtain such a Non-Disturbance Agreement by making such a request and using reasonable efforts to pursue (by making an additional request) such Non-Disturbance Agreement, Landlord shall have no liability to Tenant, it being intended that Landlord's sole obligation shall be to request that Prime Lessor enter into such Non-Disturbance Agreement and, in no event shall Landlord be required to expend any sums in its effort to obtain such Non-Disturbance Agreement. In no event shall Landlord be required to commence any litigation in order to obtain a Non-Disturbance Agreement, nor shall Landlord be required to take any step which may, in Landlord's judgment, have an adverse effect on its relationship with Prime Lessor.

            (d) Without limiting Tenant's obligations under paragraph (a) above, Tenant covenants and agrees that if by reason of a default under any underlying lease through which Landlord derives its leasehold estate in the Project (an "Underlying Lease"), the Underlying Lease and the leasehold estate of the Landlord in the Project is terminated, Tenant will attorn to the then holder of the reversionary interest in the Project (the "Underlying Landlord") and will recognize the Underlying Landlord as Tenant's landlord under this Lease, at the election of such Underlying Landlord. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Landlord or of the Underlying Landlord any instrument which may be necessary or appropriate to evidence such attornment and Tenant hereby appoints Landlord or the Underlying Landlord under such Underlying Lease the attorney-in-fact, irrevocable, of Tenant to execute and deliver for and on behalf of Tenant any such instrument. Tenant further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Premises in the event any proceeding is brought by the Underlying Landlord to terminate the Underlying Lease, and agrees that unless and until the Underlying Landlord, in connection with any such proceeding, shall elect to terminate this Lease and the rights of the Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

            6.02 ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time, within 10 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Rent have been paid and stating whether or not, to the best knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement shall be deemed a representation and warranty to be relied upon by the party to whom such statement is addressed. Landlord and Tenant also shall each include or confirm in any such statement such other information concerning this Lease as the other may reasonably request.

            6.03 DEFAULT. This Lease and the term and estate hereby granted are subject to the limitation that:

            (a) if Tenant defaults more than two (2) times in any 18 month period in the payment of Fixed Rent, and any such default after the second such default continues for 5 days after Landlord gives Tenant a notice specifying such default, or

            (b) if Tenant defaults in the keeping, observance or performance of any covenant or agreement, (other than a default of the character referred to in Sections 6.03(a), (c), or (d)) and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not within such 30 day period after receipt of such notice, (i) advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default and (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

            (c) if this Lease or the estate hereby granted, by operation of law or otherwise, devolves upon or passes to any person or entity other than Tenant, except as permitted by Article 5, and such transaction is not reversed within 30 days after notice, or

            (d) if Tenant fails to deliver to Landlord any Letter of Credit within the time period required under Section 2.09 and such default continues for 5 Business Days after Landlord gives to Tenant a notice specifying such default, then, in any of such cases, in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 5 days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 5 days with the same effect as if the last of such 10 days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

            6.04 RE-ENTRY BY LANDLORD. If Tenant defaults in the payment of any Rent (including, without limitation, any Additional Rent) and such default continues for 5 days after notice and demand, or if this Lease shall terminate as in Section 6.03 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

            6.05 DAMAGES. If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises by summary dispossess proceedings or otherwise under Section 6.04, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period (for the purposes of this clause (a) the amount of Additional Rent which would have been payable by Tenant under Sections 2.04 and 2.05 shall, for each calendar year ending after such termination or re-entry, be deemed to be an amount equal to the amount of such Additional Rent payable by Tenant for the calendar year immediately preceding the calendar year in which such termination or re-entry shall occur), or

            (b) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this
Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis and with respect to the applicable term shall be made of the rent received from such reletting for the applicable term and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

            6.06 OTHER REMEDIES. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder beyond applicable notice and grace periods on the part of Tenant. Anything in this Lease to the contrary notwithstanding, during the continuation of any default by Tenant, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this Lease.

            6.07 RIGHT TO INJUNCTION. In the event of a breach or threatened breach by Tenant or Landlord of any of its obligations under this Lease, either party shall also have the right of injunction. The specified remedies to which the parties may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled, and the parties may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

            6.08 CERTAIN WAIVERS. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

            6.09 NO WAIVER. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord's discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant's obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee of whose lease or mortgage Tenant has received notice provides that any such surrender may not be accepted without its consent.

            6.10 HOLDING OVER. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall (a) pay as holdover rental for each month of the holdover tenancy an amount equal to (x) 150% for the first 90 days of such holdover, and (y) 200% thereafter, multiplied by the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; (b) be liable to Landlord for and indemnify Landlord against any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") by reason of (i) the late delivery of space to the New Tenant as a result of Tenant's holding over or in order to induce such New Tenant not to terminate its lease by reason of the holding over by Tenant, (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding over by Tenant and (iii) any claim for damages by any New Tenant; and (c) be liable to Landlord for and indemnify Landlord against any payment which Landlord may be required to make to Prime Lessor pursuant to the Prime Lease by reason of (i) Landlord's late delivery of the Premises, or any part thereof, to Prime Lessor pursuant to the Prime Lease as a result of Tenant's holding over and (ii) any claim for damages made by Prime Lessor as a result of Tenant's holding over. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this

Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding.

            6.11 ATTORNEYS' FEES. If Landlord or Tenant shall prevail against the other with respect to any claim relating to the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, then the non-prevailing party shall, upon demand, reimburse the prevailing party for the prevailing party's attorneys' fees and disbursements and court costs.

            6.12 NONLIABILITY AND INDEMNIFICATION. (a) Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any direct or indirect member, partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (whether disclosed or undisclosed), shall be liable to Tenant for (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant's Property therein or otherwise.

            (b) Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective direct and indirect member, partners, directors, officers, shareholders, principals, agents and employees (each, an "Indemnified Party"), from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing done, or any condition created, in or about the Premises, (ii) any act, omission or negligence of Tenant or any person claiming through or under Tenant or any of their respective direct or indirect members, partners, shareholders, directors, officers, agents, employees or contractors, (iii) any accident, injury or damage occurring in, at or upon the Premises, (iv) any default by Tenant in the performance of Tenant's obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)); together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of the Indemnified Party and the foregoing indemnity shall not be deemed to extend to consequential damages suffered by Landlord except as may be otherwise expressly provided under this Lease. If any action or proceeding is brought against any Indemnified Party by reason of any such claim, Tenant, upon notice from such Indemnified Party shall resist and defend such action or proceeding (by counsel reasonably satisfactory to such Indemnified Party; it being agreed that counsel designated by an insurer shall be deemed to be satisfactory).

                                    ARTICLE 7

                        INSURANCE; CASUALTY; CONDEMNATION

            7.01 COMPLIANCE WITH INSURANCE STANDARDS. (a) Tenant shall not violate any condition imposed by any insurance policy then issued in respect of the Project and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Project over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project.

            (b) If, by reason of any failure of Tenant to comply with this Lease, the premiums on Landlord's insurance on the Project shall be higher than they otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of such premiums attributable to such failure on the part of Tenant. A schedule or "make up" of rates for the Building, Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

            7.02 INSURANCE. (a) Tenant shall maintain at all times during the Term (a) "All Risk" property insurance covering all present and future Tenant's Property, Fixtures and Tenant's Improvements and Betterments to a limit of not less than the full replacement cost thereof, and (b) Commercial General Liability insurance, including contractual liability, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (c) Boiler and Machinery, if there is a boiler, supplemental air conditioning unit or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as loss payees, with limits of not less than the full replacement value of such machinery, and (d) when Alterations are in process, the insurance specified in Section 4.02(f) hereof. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds (or loss payees, as the case may be), at least 2 Business Days prior to the Commencement Date for each floor, such certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds (or loss payees, as the case may be) such certificate thereof at least 30 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing as A/VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same may not be canceled, allowed to lapse or be materially modified unless Landlord and any additional insureds (or loss payees, as the case may be) are given at least 30 days prior written notice of such cancellation, lapse or material modification. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this
Section 7.02 be reasonably increased, so that the amount thereof adequately protects Landlord's interest.

            (b) Landlord shall maintain insurance in accordance with its obligations under the Prime Lease.

            7.03 SUBROGATION WAIVER. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant's Property, Fixtures and Improvements and Betterments in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

            7.04 CONDEMNATION. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking which shall result in the termination of the Prime Lease or if there shall otherwise be a taking of any material (in Landlord's reasonable judgment) portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord shall terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority. If there shall be a taking of the Premises of such scope (but in no event less than 20% thereof) that the untaken part of the Premises would in Tenant's reasonable judgment be uneconomic to operate, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority, (ii) all Rent shall be appropriately abated for the period from such date to the Expiration Date, (iii) the Letter of Credit shall be appropriately reduced to reflect the taken portion of the Premises and (iv) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant's Property) as nearly as practicable to its condition prior to such taking.

            (b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's Property or moving expenses, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

            (c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

            (d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant's Property, Fixtures and Improvements and Betterments) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord deems desirable) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant's Property, Fixtures and Improvements and Betterments, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

            7.05 CASUALTY. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a "Casualty") and if this Lease is not terminated as provided below, then (i) Landlord shall repair and restore the Building and the Premises (excluding Tenant's Improvements and Betterments, Tenant's Property and Fixtures) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty and (ii) Tenant shall repair and restore in accordance with Section 4.01 all Tenant's Improvements and Betterments, Tenant's Property and Fixtures with reasonable dispatch after the Casualty.

            (b) If all or part of the Premises shall be rendered untenantable by reason of a Casualty, the Fixed Rent and the Additional Rent under Sections 2.04 and 2.05 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed diligently to prosecute repairs or restoration, then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the ordinary conduct of business (in which case the Fixed Rent and the Additional Rent allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Landlord's determination of the date the Premises is tenantable shall be controlling unless Tenant disputes same by notice to Landlord within 30 days after such determination by Landlord and pending resolution of such dispute, Tenant shall pay Rent in accordance with Landlord's determination. Notwithstanding the foregoing, if by reason of any act or omission solely attributable to Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the Casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Rent to the extent of the insurance proceeds so rendered uncollectible. Nothing contained in this Section
7.05 shall relieve Landlord or Tenant from any liability that may exist as a result of any Casualty.

            (c) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed, (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that Landlord's repair or restoration shall require more than 12 months (subject to an extension of up to 90 days for Unavoidable Delays) or the expenditure of more than 20% percent of the full insurable value of the Building (which, for purposes of this Section 7.05(c), shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building) immediately prior to the Casualty, (iii) more than 30% of the Premises shall be damaged or destroyed (as estimated in any such case by a reputable contractor, architect or engineer designated by Landlord) or (iv) the Prime Lease shall be terminated at the election of Landlord or Prime Lessor, then in any such case Landlord may terminate this Lease by notice given to Tenant within 180 days after the Casualty.

            (d) If 30% or more of the Premises shall be damaged by reason of a Casualty, then Landlord within 60 days after the date of the Casualty shall deliver to Tenant a statement prepared by a reputable contractor, architect or engineer designated by Landlord setting forth such contractor's architect's or engineer's estimate as to the time required to substantially complete the repair of the Premises (excluding any of Tenant's Fixtures, Improvements and Betterments, or Tenant's Property). If the estimated time period exceeds 12 months from the date of such Casualty, Tenant may elect to terminate this Lease by giving notice to Landlord within 30 days after Tenant's receipt of such notice (time of the essence). If such repair is not substantially completed on or before the date which is (i) the later of (x) 12 months (subject to an extension of up to 90 days for Unavoidable Delays) from the date of such Casualty or (y) the contractor's architect's or engineer's estimate of the date of substantial completion of such repair (subject to an extension of up to 90 days for Unavoidable Delays) or (ii) if such repair is not substantially completed by the date that is at least one year prior to the expiration of the Term (such date described in clause (i) or (ii) above being referred to herein as the "Outside Casualty Date"), then Tenant may elect to terminate this Lease by giving notice to Landlord within 30 days after the Outside Casualty Date (time of the essence). If Tenant timely gives such notice, the Term shall expire upon 30 days after such notice is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of this Lease.

            (e) Landlord shall not carry any insurance on Tenant's Property, Tenant's Improvements and Betterments or Fixtures and shall not be obligated to repair or replace Tenant's Property, Tenant's Improvements and Betterments or Fixtures. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant's Property, Tenant's Improvements and Betterments or Fixtures. Tenant shall notify Landlord promptly of any Casualty in the Premises.

            (f) This Section 7.05 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application.

                                    ARTICLE 8

                            MISCELLANEOUS PROVISIONS

            8.01 NOTICE. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, "Notice") shall be in writing and shall be delivered by (a) personal delivery, (b) the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease (in the case of each Notice to Landlord to the attention of Robert Bennis and with a copy of each notice to Landlord to Andrew Levine, Esq., Sabin, Bermant & Gould LLP, Four Times Square, New York, New York 10036 and to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004,
Attention: Jonathan L. Mechanic, Esq., and in the case of each Notice to Tenant to the attention of the Chief Financial Officer and with a copy of each Notice to Tenant to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022-3852, Attention: Neil Tucker, Esq., or to such other place as the party to be notified may from time to time designate by at least 5 days notice to the notifying party. Notices from Landlord may be given by Landlord's managing agent, if any whose identity and authority have been made known to

Tenant by notice. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor, and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

            8.02 BUILDING RULES. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern.

            8.03 SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

            8.04 CERTAIN DEFINITIONS. (a) "Landlord" means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord's interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed, without further agreement, that such transferee has assumed all obligations of Landlord during the period it is the holder of Landlord's interest under this Lease.

            (b) "Landlord shall have no liability to Tenant" or words of similar import mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner of any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Premises.

            8.05 QUIET ENJOYMENT. Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the other terms of this Lease and to Superior Leases and Superior Mortgages, provided that Tenant pays the Fixed Rent and Additional Rent to be paid by Tenant and performs all of Tenant's covenants and agreements contained in this Lease.

            8.06 LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant shall look solely to Landlord's interest in the Project for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord's partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

            8.07 COUNTERCLAIMS. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant's failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant's right to bring such claim in a separate proceeding under applicable law.

            8.08 SURVIVAL. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Wage Increase Charges and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

            8.09 CERTAIN REMEDIES. (a) If Tenant requests Landlord's consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

            (b) Disputes under Section 4.02 and Article 5 of this Lease may be resolved in accordance with the Commercial Arbitration Rules (Expedited Procedures) of the Arbitration Association of America, except that the provisions of this Section 8.09(b) shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, by a panel of 3 arbitrators in accordance with this Section 8.09(b). Landlord and Tenant shall each appoint their own arbitrator within 5 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 5 days after such party's failure to appoint. The arbitrators so appointed shall meet and shall, if possible, determine such matter within 10 days after the second arbitrator is appointed and their determination shall be binding on the parties. If for any reason such two arbitrators fail to agree on such matter within such period of 10 days, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 7 days of such request and both parties shall be bound by any appointment so made within such 7 day period. The third arbitrator (and the second arbitrator if selected by the other arbitrator as provided above) only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within 7 days after the third arbitrator has been appointed, each of the first two arbitrators shall submit their respective determinations to the third arbitrator who must select one or the other of such determinations (whichever the third arbitrator believes to be correct or closest to a correct determination) within 7 days after the first two arbitrators shall have submitted their respective determinations to the third arbitrator, and the selection so made shall in all cases be binding upon the parties, and judgment upon such decision may be entered into any court having jurisdiction. In the event of the failure, refusal or inability of an arbitrator to act, a successor shall be appointed within 10 days as hereinbefore provided. The third arbitrator shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least 10 years before the date of his or her appointment hereunder. If the second arbitrator is appointed by the first arbitrator as provided above, such second arbitrator shall also be experienced in the issue with which the arbitration is concerned and have been actively engaged in such field for a period of at least 10 years before the date of his or her appointment hereunder. The third arbitrator shall apply the laws of the State of New York, without giving effect to any principles of conflicts of laws. The third arbitrator shall schedule a hearing where the parties and their advocates shall have the right to present evidence, call witnesses and experts and cross-examine the other party's witnesses and experts. Each party shall pay the fees and expenses of the arbitrator selected by it and the fees and expenses of the third arbitrator shall be split evenly by the parties.

            8.10 NO OFFER. The submission by Landlord of this Lease in draft form shall be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

            8.11 CAPTIONS; CONSTRUCTION. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

            8.12 AMENDMENTS. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

            8.13 BROKER. Each party represents to the other that such party has dealt with no broker other than Insignia/ESG ("Broker") in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than Broker) who has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement.

            8.14 MERGER. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. Landlord acknowledges that Tenant has not made and is not making, and Landlord, in executing an delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

            8.15 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, Tenant's assigns.

            8.16 APPLICABLE LAW. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

            8.17 NO DEVELOPMENT RIGHTS. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and consents, without further consideration, to any utilization of such rights by Landlord. Tenant shall promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project.

            8.18 CONDOMINIUM. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the "Declaration") which shall be recorded in order to convert the Land and the improvements erected thereon to a condominium form of ownership in accordance with the provisions of
Article 9-B of the Real Property Law, or any successor thereto, provided the Declaration does not include other terms which increase Tenant's obligations (in any material respect) or decrease Tenant's rights (in any material respect). If any such Declaration is to be recorded, Tenant, upon the request of Landlord, shall enter into an amendment of this Lease confirming such subordination and modifying the Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Tenant's Share and appropriate reductions in the Base Tax Amount; provided, that, such amendment shall not reduce Tenant's rights or increase Tenant's obligations under this Lease (in either case in any material respect) or increase Tenant's monetary obligations under the Lease.

            8.19 THIS LEASE IS A SUBLEASE. (a) Notwithstanding the reference to this document as a "lease", Landlord is the tenant of the Building pursuant to a lease entitled Consolidated, Modified and Restated Lease dated November 14, 1990 between The Durst Buildings Corporation (the "Prime Lessor"), as landlord and Random House, Inc., as tenant (the "Prime Lease") for the Building. Pursuant to that certain Assignment and Assumption of Lease, dated as of April 27, 1998, by and between Random and Landlord, all of Random's right, title and interest in, to and under the Prime Lease has been assigned to Landlord. Only the terms and conditions contained herein, however, shall govern the rights and liabilities of Landlord and Tenant as between themselves, it not being intended that any of the terms or conditions of the Prime Lease be deemed incorporated herein except to the extent expressly provided in this Lease.

            (b) Neither Landlord nor Tenant shall do or permit anything to be done which would violate or breach the terms and provisions of the Prime Lease or cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Prime Lessor under the Prime Lease. Provided that Tenant is not in default under this Lease beyond any applicable notice and grace period, Landlord shall not voluntarily cancel or surrender the Prime Lease or voluntarily modify the Prime Lease in any respect that impacts the terms of this Lease (other than to a de minimis extent) without the prior written consent of Tenant. Nothing contained herein shall be deemed to prohibit any assignment by Landlord of its interest under the Prime Lease.

            8.20 SIGNAGE. (a) So long as Caminus Corporation, or an Affiliate or successor by merger or acquisition of all or substantially all of the assets, stock or other interests thereof, actually occupies two full floors of the Premises Landlord shall permit Tenant to install, at Tenant's expense (i) identification signage similar (but not necessarily exactly the same) in size to other tenant identification signs installed on the Pylon, containing Tenant's name and/or trade logo only ("Tenant's Sign") on the pylon sign to be erected by Landlord, at Landlord's cost, at 50th Street and Third Avenue (the "Pylon") provided that the construction of the Pylon containing Tenant's Sign is legally permitted (including, without limitation the issuance of any and all approvals by applicable governmental agencies or authorities which Landlord agrees to seek using reasonable efforts).

            (b) Subject to Section 8.20(a) above, any signage installed by Tenant shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned) as to color, size, material and other features and components. If Caminus Corporation, or an Affiliate or successor by merger or acquisition of all or substantially all of the assets, stock or other interests thereof, ceases to occupy two full floors of the Premises, then Tenant shall remove Tenant's Sign from the Pylon and shall repair any damage resulting from such removal.

                                    ARTICLE 9

                                  RENEWAL RIGHT

            9.01 RENEWAL RIGHT. (a) Provided that on the date Tenant exercises the Renewal Option and at the commencement of the Renewal Term (i) this Lease shall not have been terminated, (ii) Tenant shall not be in default beyond any applicable notice and grace periods under this Lease and (iii) Tenant, or an Affiliate or successor by merger or acquisition of all or substantially all of the assets, stock or other interests thereof, shall occupy the entire Premises, Tenant shall have the option (the "Renewal Option") to extend the term of this Lease until April 29, 2019 (the "Renewal Term"), to commence at the expiration of the initial Term.

            (b) The Renewal Option shall be exercised with respect to the entire Premises only and shall be exercisable by Tenant giving notice to Landlord (the "Renewal Notice") at least 12 months before the last day of the initial Term. Time is of the essence with respect to the giving of the Renewal Notice.

            9.02 RENEWAL RENT AND OTHER TERMS. (a) The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this
Section 9.02; (ii) Tenant shall accept the Premises in its "as is" condition at the commencement of the Renewal Term, and Landlord shall not be required to perform any work or pay any amount to make the Premises ready for Tenant's use and occupancy or provide any abatement of Fixed Rent or Additional Charges, in each case with respect to the Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; (iv) the Base Tax Amount shall be the Taxes for the Tax Year ending immediately before the commencement of the Renewal Term; and (v) the Base Wage Rate for computing the Wage Increase Charge shall be the Wage Rate for the calendar year ending immediately before the commencement of the Renewal Term.

            (b) The annual Fixed Rent for the Premises for the Renewal Term shall be 100% of the Fair Market Rent for the Premises during the 6 months immediately preceding the commencement of the Renewal Term (the "Annual Rent"). "Fair Market Rent" means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Premises during the Renewal Term, taking into account all relevant factors.

            (c) If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the "Rent Notice") at least 90 days before the last day of the initial Term of Landlord's determination of the Fair Market Rent ("Landlord's Determination"). If Landlord fails to timely notify Tenant of Landlord's Determination, Landlord shall not waive any rights by reason thereof, but agrees to give such determination within five (5) Business Days after being requested to do so by Tenant in a notice. Tenant shall notify Landlord ("Tenant's Notice"), within 30 days after Tenant's receipt of the Rent Notice, whether Tenant accepts or disputes Landlord's Determination, and if Tenant disputes Landlord's Determination, Tenant's Notice shall set forth Tenant's determination of the Fair Market Rent. If Tenant fails to give Tenant's Notice within such 30 day period, Landlord shall give Tenant a five (5) Business Day reminder notice stating, in bold-faced capital letters that "THIS NOTICE IS BEING GIVEN UNDER
SECTION 9.02(c) OF OUR LEASE. YOUR FAILURE TO TIMELY RESPOND WILL RESULT IN THE FIXED RENT FOR THE PREMISES FOR THE RENEWAL TERM BEING LANDLORD'S DETERMINATION," and if Tenant fails to give Tenant's Notice within such five (5) Business Day period, then Tenant shall be deemed to have accepted Landlord's Determination.

            (d) If Tenant timely disputes Landlord's Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 20 days after the giving of Tenant's Notice, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Real Estate Valuation Arbitration Rules (Expedited Procedures) of the AAA, except that the provisions of this Section 9.02(d) shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, by a panel of 3 arbitrators in accordance with this Section 9.02(d). Landlord and Tenant shall each appoint their own arbitrator within 7 days after the giving of notice by either party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the appointed arbitrator shall select the second arbitrator, who shall be impartial, within 7 days after such party's failure to appoint. Such two arbitrators shall have 7 days to appoint a third arbitrator who shall be impartial. If such arbitrators fail to do so, then either Landlord or Tenant may request the AAA to appoint an arbitrator who shall be impartial within 14 days of such request and both parties shall be bound by any appointment so made within such 14-day period. If no such third arbitrator shall have been appointed within such 14 days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The third arbitrator only shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within 14 days after the third arbitrator has been appointed, each arbitrator shall render its determination of the Fair Market Rent in writing and shall submit same to each of the other arbitrators, and to Landlord and Tenant. If at least two of the three arbitrators shall concur in their determination of the Fair Market Rent, their determination shall be final and binding upon the parties. If the arbitrators fail to concur, then the Fair Market Rent shall be equal to 50% of the sum of the two determinations by the arbitrators closest in amount (provided that if the highest and lowest determinations are exactly equidistant from the middle determination, then the Fair Market Rent shall be equal to such middle determination), and such amount shall be final and binding upon the parties. The fees and expenses of any arbitration pursuant to this Section 9.02(d) shall be borne by the parties equally, but each party shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. Each arbitrator shall have at least 10 years' experience in leasing and valuation of properties which are similar in character to the Building. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

            (e) If Tenant disputes Landlord's Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to Landlord's Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were (i) less than the Fair Market Rent payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within 10 days after demand therefor or (ii) greater than the Fair Market Rent payable for the Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and Additional Rent payable by Tenant with interest thereon at the Base Rate.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:                          ADVANCE MAGAZINE PUBLISHERS INC.


                                   By:/s/ Robert Bennis
                                      .......................
                                      Name: Robert Bennis
                                      Title: Vice President

Tenant:                            CAMINUS CORPORATION.



                                   By:/s/ Mark A. Herman
                                      ........................
                                      Name: Mark A. Herman
                                      Title: Chief Financial Officer

Tenant's Federal Tax I.D. No.:        13-4081739

                                    EXHIBIT A

                               DESCRIPTION OF LAND

ALL that certain plot, piece of parcel of land, situate, lying and being in the City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 50th Street with the easterly side of Third Avenue;

THENCE Northerly along the easterly side of Third Avenue, 100 feet 2-3/4 inches;

THENCE Easterly parallel with East 50th Street, 76 feet;

THENCE Northerly parallel with the easterly side of Third Avenue, 40 feet 9-3/4 inches;

THENCE Westerly parallel with the southerly side of East 51st Street, 9 feet 6 inches;

THENCE Northerly parallel with the easterly side of Third Avenue and part of the distance through a party wall, 59 feet 9-1/2 inches to a point in the southerly side of East 51st Street distant 66 feet 6 inches easterly from the southwest corner of East 51st Street and Third Avenue;

THENCE Easterly along the southerly side of East 51st Street, 38 feet 2 inches;

THENCE Southerly parallel with Third Avenue, part of the way through a party wall, 59 feet 8-1/4 inches;

THENCE Easterly 45 feet 5-1/2 inches to a point;

THENCE Southerly parallel with Third Avenue 40 feet 8-3/4 inches to the center line of the block;

THENCE Easterly along the same, 34 feet 10-1/2 inches to a point distant 185 feet easterly from the easterly side of Third Avenue;

THENCE Southerly along said parallel line, 100 feet 5 inches to the northerly side of East 50th Street;

THENCE Westerly along the same, 185 feet to the point of place of BEGINNING.

                                    EXHIBIT B

                               PREMISES FLOOR PLAN

                                    EXHIBIT C

                              RULES AND REGULATIONS


         1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

         2. Landlord may refuse admission to the Building outside of Business Hours on Business Days (or at such other appropriate times) to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days (or at other appropriate times) to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

         3. Only Landlord or persons approved by Landlord shall be permitted to furnish to the Premises floor polishing, cleaning or other similar services. Landlord may exclude from the Building any person or service provider who Landlord reasonably believes has or will cause damage to the Building or create a nuisance. Any person or service provider engaged by Tenant to furnish ice, drinking water, food, beverage, linen, towel, barbering or bootblacking services within the Premises shall not cause labor disharmony within the Building and shall not cause any violation of any agreement that Landlord may have with any provider of such services to the Building.

         4. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, which approval shall not be unreasonably withheld.

         5. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. Except as otherwise specified in this Lease, in the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.

         6. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

         7. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

         8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

         9. No noise, including, without limitation, music or the playing of musical instruments, recordings, radios or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any space in the Building.

         10. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, or otherwise hazardous or dangerous fluid, chemical, substance or material.

         11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof. Tenant may install, at Tenant's expense, a key card system provided that Landlord is supplied with a master key card and provided that such system is removed by Tenant upon the expiration or earlier termination of this Lease.

         12. Other than removals in the ordinary course of Tenant's business, all removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may reasonably determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead shall be paid by tenant to Landlord, on demand.

         13. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

         14. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use, or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

         15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

         16. Landlord (acting reasonably) shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the reasonable judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall reasonably determine.

         17. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

         18. Landlord, its contractors, and their respective employees shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant; provided that Landlord, its contractors and their respective employees shall endeavor to turn off such lights as they may turn on in connection with such cleaning or making repairs or alterations in the Premises.

         19. No premises of any tenant shall be used for lodging of sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         22. Tenant shall not cause or permit any unusual or objectionable fumes, vapors or odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the Lease.

         23. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

         24. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes of which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant shall be emptied, cared for and cleaned by and at the expense of such tenant.

         25. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

         26. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

         27. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises. If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows, tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work.

         28. If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

         29. To the extent there is a conflict between the provisions contained in the Lease or this Exhibit C annexed thereto, the provisions of the Lease shall govern and control.

                                    EXHIBIT D

                        STANDARD CLEANING SPECIFICATIONS


General Nightly Cleaning:

-        Sweep flooring nightly.

-        Carpet sweep rugs four nights each week.

-        Vacuum once each week.

- Sweep private stairways, wash as necessary. (This is usually done by a day porter.)

-        Empty and clean wastepaper baskets, ashtrays, receptacles, etc.

-        Clean cigarette urns.

- Remove wastepaper and waste materials to the designated area in the premises. (Rubbish bags shall be supplied by Landlord).

-        Dust and wipe clean furniture, fixtures, desk equipment and telephones.

-        Dust baseboards, pictures and charts within reach.

-        Wash drinking fountains and coolers.


Nightly Cleaning of Lavatories:

-        Sweep and wash flooring with approved germicidal detergent solution.

- Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

- Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

-        Dust partitions, tile walls, dispensers, doors and receptacles.

-        Empty and clean towel and sanitary disposal receptacles.

- Remove wastepaper and refuse to a designated area in premises, using special janitor carriages.

- Fill toilet tissue, soap and towel dispensers with supplies furnished by Landlord.

Periodic Cleaning:

- Remove finger marks from metal partitions and other similar surfaces as necessary.

-        Cleaning of exteriors of windows - 4 times per year.

-        Cleaning of interiors of windows - 2 times per year.


High Dusting:

-        Do all high dusting every three months which includes the following:

- Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

-        Dust exterior of light fixtures.

-        Dust overhead pipes, venetian blinds and window frames.

                                    EXHIBIT E

                               HVAC SPECIFICATIONS


The HVAC system serving the Premises is designed to maintain (a) 74 degrees Fahrenheit +/- 2 degrees Fahrenheit at 50% RH +/- 5% when Summer conditions are 92 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb and (b) 70 degrees Fahrenheit when winter outdoor conditions are 0 degrees Fahrenheit. The HVAC system shall be capable of handling (1) an electrical load of 4 watts per usable square foot and (2) an occupancy rate of one person per 150 usable square feet. The HVAC System will provide minimum outside air to the Premises at 20 CFM per person when the occupancy is not greater than one person per 150 usable square feet.

                                    EXHIBIT F


                       SUBORDINATION, NON-DISTURBANCE AND
                              ATTORNMENT AGREEMENT
                       ----------------------------------


THIS AGREEMENT, made as of the ___ day of _________, 2000 between The Durst Buildings Corporation, a New York corporation, having an office at 1155 Avenue of the Americas, New York, New York (the "Landlord") and ________________, a_________________ _____________________, having an office at 201 East 50th
Street (a/k/a 825 Third Avenue), New York, New York (the "Subtenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS, Landlord is the lessor under a certain lease dated as of November 14, 1990 (the "Overlease") demising the building known as 201 East 50th Street (a/k/a 825 Third Avenue), New York, New York (the "Building") and the land (the "Land") under the Building, which Land is more particularly described in the legal description attached as Exhibit A hereto and made a part hereof, to Random House, Inc. (predecessor in interest to Advance Magazine Publishers Inc.) (the "Tenant") a memorandum of which was recorded in Reel ____, Page ___ in the Office of the Register of the City of New York;

WHEREAS, Subtenant is the subtenant under that certain sublease (the "Sublease") dated ____________, 2000 between Tenant and Subtenant covering the entire ___ floor of the Building (the "Subleased Premises");

WHEREAS, Subtenant has requested that Landlord agree not to terminate the Sublease nor disturb Subtenant's occupancy under the Sublease in the event of the termination of the Overlease due to Tenant's default thereunder past all applicable notice and grace periods; and

WHEREAS, Landlord is willing to enter into such an agreement on the terms and conditions contained herein;

NOW, THEREFORE, Landlord and Subtenant agree as follows:

1. Subordination. Subtenant agrees that the Sublease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Subtenant thereunder are and shall at all times continue to be fully subject and subordinate in all respects to the Overlease as the same may be renewed, amended, supplemented, extended or replaced. This provision shall be self-operative and no further instrument shall be required to confirm or perfect such subordination. However, at the request of Landlord, Subtenant shall execute and deliver such other documents and take such other action as Landlord reasonably requests to perfect, confirm or effectuate such subordination.

         2. Non-Disturbance. Landlord agrees that so long as Subtenant is not in default in its obligations for the payment of rent, additional rent, or other charges due under the

Sublease, or in the performance or observance of any of the other terms, covenants and conditions on its part to be performed or observed under the Sublease, in each case beyond any applicable notice and cure period:

         (a) neither the rights, possession or enjoyment of Subtenant under the Sublease shall be terminated or disturbed by Landlord, its successors or assigns, subject however to the terms and the provisions of paragraph 3 hereof; and

         (b) Subtenant shall not be named as a party in any summary proceeding or other action or proceeding instituted by reason of Tenant's default under the Overlease nor shall such action or proceeding result in a cancellation, modification or termination of the Sublease.

         3. Non-Liability. If Landlord becomes the successor in interest of Tenant under the Sublease, the Sublease shall, notwithstanding any provision to the contrary therein contained, continue in full force and effect as a direct sublease between Landlord and Subtenant, Landlord shall be subject to the provisions of the Sublease provided that in no event shall Landlord or its successors or assigns be:

         (a) liable for any previous act, omission, or negligence of Tenant as sublandlord or any prior sublandlord or the failure or default of any prior sublandlord (including, without limitation, Tenant) to comply with any of its obligations under such Sublease;

         (b) subject to any counterclaims, defenses or offsets which Subtenant may have against Tenant or any prior landlord under the Sublease or the failure or default of any prior landlord (including, without limitation, Tenant) to comply with any of its obligations under the Sublease;

         (c) bound by any renewal, extension, amendment, cancellation, assignment, modification or surrender of such Sublease (not previously approved in writing by Landlord) or by any previous prepayment of more than one (1) month's fixed rent and one billing period of additional rent which shall be payable as provided in the Sublease;

         (d) obligated to repair the Subleased Premises or the Building or any part thereof, in the event of (i) total or partial damage due to a casualty or
(ii) total or partial condemnation which, in either event, cannot be restored within twelve (12) months, or, if so curable within such twelve month period, there shall be no such obligation to restore unless such casualty was covered by insurance or the condemnation resulted in a condemnation award, and, in such case, the obligation to restore shall be limited to the amount of insurance proceeds or condemnation award actually received by Landlord, its successors or assigns;

         (e) obligated to perform or pay for any work in the Subleased Premises, or to undertake to complete any construction of any portion of the Subleased Premises or any capital improvements therein or thereon;

         (f) be bound by any free rent concession provisions of the Sublease (i.e., if Landlord succeeds to the interest of Tenant during any free rent concession period, Subtenant must pay to Landlord the full rent payable under the subject Sublease from and after the effective date of such succession and shall not be entitled to any concession, set-off or deduction on account thereof) or by any obligation to make any work contribution payment to Subtenant;

         (g) liable to Subtenant beyond Landlord's interest in the Subleased Premises and the rents, income, receipts, revenues, issues and profits arising from the Subleased Premises;

         (h) liable for any brokerage commissions or costs, expenses or liabilities in connection therewith;

         (i) liable for any monies owing by or on deposit with Tenant to the credit of Subtenant except to the extent turned over to Landlord.

         4. No Changes to Sublease. The Sublease constitutes an inducement to Landlord to enter into this Agreement. Consequently, Subtenant shall not, without obtaining the prior written consent of Landlord, (i) enter into any agreement amending, modifying or terminating the Sublease, (ii) prepay any of the fixed rent and one billing period of additional rent due under the Sublease for more than one (1) month in advance of the due dates thereof, (iii) voluntarily surrender the Subleased Premises or terminate the Sublease without cause or shorten the term thereof, except as and to the extent provided for in the Sublease, or (iv) assign the Sublease or sublet the Subleased Premises or any part thereof other than pursuant to the provisions of the Sublease and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Landlord's prior consent, shall not be binding upon Landlord.

         5. Attornment. If the interest of Tenant under the Sublease is transferred (or surrendered or terminated) to Landlord by reason of Tenant's default under the Overlease or by reason of assignment of the Overlease (or any similar device) in lieu of transfer (or surrender or termination) following Tenant's default, Subtenant will, at the request of Landlord, be bound to Landlord under all of the terms, covenants and conditions of the Sublease (except as set forth in paragraph 3) for the balance of the term thereof and of any extensions or renewals thereof that are effected in accordance with the Sublease, with the same effect as if Landlord were the sublandlord under the Sublease, such attornment to be effective as of the time Landlord succeeds to the interest of Tenant under the Sublease, without the execution of any further agreement. However, Subtenant agrees, at its own expense, to execute and deliver, at any time and from time to time upon request of Landlord, any agreement that may reasonably be necessary or appropriate to evidence such attornment. Failure of Subtenant to so execute any such an agreement shall not vitiate such attornment. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any proceeding in connection with Tenant's default under the Sublease.

         6. Notice of Default. Subtenant will notify Landlord of any default of Tenant or other circumstance that would entitle Subtenant to cancel the Sublease or to abate the rent or additional rent or any other amounts payable thereunder, and agrees that notwithstanding any provision of the Sublease, no cancellation thereof or abatement shall be effective unless Subtenant shall have sent Landlord a notice in the manner herein provided and has failed to cure the default giving rise to such right to abatement or cancellation within the time period as Tenant may be entitled to under the Sublease or, if such default (which shall be a non-monetary default) cannot be cured within such time period, unless Landlord has failed promptly to commence such cure or thereafter diligently to prosecute such cure to completion. No cure of Tenant's default by Landlord shall be deemed an assumption of Tenant's other obligations under the Sublease and no right of Landlord hereunder to receive any notice or to cure any default shall be deemed to impose any obligation on Landlord to cure (or attempt to cure) any such default.

         7. Notices. All notices, consents, approvals, demands and other communications ("notices") hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when delivered in person, sent by Federal Express or overnight courier or sent by registered or certified mail to any party hereto at its address above stated or at such other address and to such other persons (but not more than two) of which it shall have notified the party giving such notice in writing. Notices to Landlord shall be addressed to Landlord at 1155 Avenue of the Americas, New York, New York 10036, and a copy of all notices given to Landlord shall simultaneously be sent to its counsel, Richards and O'Neill, 885 3rd Avenue, New York, New York 10022,
Attention: Robert M. Safron, Esq. Notices to Subtenant shall be addressed to Subtenant at 825 Third Avenue, Attention: __________________, and a copy of all notices given to Subtenant shall simultaneously be sent to its counsel, ____________________, ___________________________, Attention:
__________________. Any notice sent by registered or certified mail shall be deemed to have been served forty-eight (48) hours after the date it is mailed in accordance with the foregoing provisions. Any notice sent by Federal Express or overnight courier shall be deemed to have been served the next day. Any notice sent by personal delivery shall be deemed to have been served on the date of such delivery. Any notice shall be deemed effective and deemed given by Landlord or Subtenant, as the case may be, if signed and sent by its respective counsel.

         8. Satisfaction. Subtenant agrees that this Agreement satisfies any condition or requirement in the sublease relating to the granting of a nondisturbance agreement by Landlord.

         9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto and may not be modified or terminated orally. Notwithstanding anything to the contrary herein or in the Sublease, in no event shall Landlord be liable hereunder or under the Sublease for consequential damages. In the event of the assignment or transfer of the interest of Landlord, all obligations and liabilities of Landlord under this Agreement shall terminate, and thereupon all such obligations and liability shall be the responsibility of the party to whom Landlord's interest is assigned or transferred. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the State of New York. This Agreement may be signed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                 THE DURST BUILDINGS CORPORATION

                                             By:________________________________
                                                Name:
                                                Title:


                                             SUBTENANT



                                             By:________________________________
                                                Name:
                                                Title:

COUNTY OF NEW YORK  )
                    )ss.:
STATE OF NEW YORK   )


On the ____ day of ___________ in the year ______ before me, the undersigned, a notary public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                  ______________________________
                                                          Notary Public




COUNTY OF NEW YORK )
                   ) ss.:
STATE OF NEW YORK  )


On the ____ day of ___________ in the year ______ before me, the undersigned, a notary public in and for said state, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                  ______________________________
                                                          Notary Public

                                                                       EXHIBIT A

                               LEGAL DESCRIPTION

ALL that certain plot, piece of parcel of land, situate, lying and being in the City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of East 50th Street with the easterly side of Third Avenue;

THENCE Northerly along the easterly side of Third Avenue, 100 feet 2-3/4 inches;

THENCE Easterly parallel with East 50th Street, 76 feet;

THENCE Northerly parallel with the easterly side of Third Avenue, 40 feet 9-3/4 inches;

THENCE Westerly parallel with the southerly side of East 51st Street, 9 feet 6 inches;

THENCE Northerly parallel with the easterly side of Third Avenue and part of the distance through a party wall, 59 feet 9-1/2 inches to a point in the southerly side of East 51st Street distant 66 feet 6 inches easterly from the southwest corner of East 51st Street and Third Avenue;

THENCE Easterly along the southerly side of East 51st Street, 38 feet 2 inches;

THENCE Southerly parallel with Third Avenue, part of the way through a party wall, 59 feet 8-1/4 inches;

THENCE Easterly 45 feet 5-1/2 inches to a point;

THENCE Southerly parallel with Third Avenue 40 feet 8-3/4 inches to the center line of the block;

THENCE Easterly along the same, 34 feet 10-1/2 inches to a point distant 185 feet easterly from the easterly side of Third Avenue;

THENCE Southerly along said parallel line, 100 feet 5 inches to the northerly side of East 50th Street;

THENCE Westerly along the same, 185 feet to the point of place of BEGINNING.

                                    EXHIBIT G

                            LOBBY/ELEVATOR RENDERING

                                    EXHIBIT H

                            FORM OF LETTER OF CREDIT


                           [ISSUING BANK'S LETTERHEAD]

                             Irrevocable Letter of Credit No. ______________


                             AMOUNT: $__________
                             ISSUANCE DATE: _________, 2000
                             EXPIRATION DATE:



                  BENEFICIARY:
                  Advance Magazine Publishers Inc.
                  Four Times Square
                  New York, New York 10036
                  Attention: Robert Bennis

                  Re:  IRREVOCABLE LETTER OF CREDIT
                       Applicant's Name:  [                                    ]
                       Property Address:  825 Third Avenue, New York, New York

Ladies and Gentlemen:

                  We hereby establish in your favor our Irrevocable Letter of Credit No. _____, in the amount of $____________, which is unconditionally available for payment by your draft at sight.

                  All drafts so drawn must be marked "drawn under Irrevocable Letter of Credit of [Issuing Bank], No. _____, dated [__________, 2000]."


                  The term "Beneficiary" includes any successor by operation of law of the named beneficiary, including without limitation, any liquidator, rehabilitator, receiver, or conservator.

                  In the event that Applicant becomes a debtor in a case under Title 11 of the United States Code (the "Bankruptcy Code"), or in any other insolvency or similar proceeding, the obligations of Issuing Bank to Beneficiary hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, stayed, terminated or otherwise affected by reason thereof or by reason of any provisions of the Bankruptcy Code (including, but not limited to, sections 362 and 502(b) of the Bankruptcy Code), or the provisions of any other insolvency or similar

                  It is a condition of this Letter of Credit that it shall be deemed to be automatically extended without amendment for a period of one (1) year from the present or each future expiration date, unless we shall notify you by written notice mailed at least 30 days prior to such expiration date that we elect not to renew for such additional period (provided that this Letter of Credit shall expire not later than June 30, 2019). In the event we elect not to renew or if Applicant holds over in the premises leased to Applicant by Beneficiary pursuant to that certain lease dated as of ________, 2000, the amount of this Letter of Credit is available for payment of your draft credit at sight.

                  We hereby engage with you that your drawings in conformity with the terms of this Letter of Credit will be duly honored on presentation and will be honored on the Banking Day (as hereinafter defined) received if presented at [Issuing Bank]'s office at [_______________________], New York, New York prior to 2:00 P.M. All drafts presented at such office after 2:00 P.M. will be duly honored on the next Banking Day. For the purposes hereof, "Banking Day" means a day of the year on which banks in New York, New York are not required or authorized, by applicable law, to close.

                  This Letter of Credit is transferable by Beneficiary in its entirety without charge to Beneficiary. Transfer of this Letter of Credit may be effected by (a) the presentation to us of the original of this Letter of Credit and (b) presentation to us of a certificate in the form of Exhibit A, attached hereto, appropriately completed and signed. We agree to issue a substitute Letter of Credit in the same form of this Letter of Credit within five (5) days of receipt of the foregoing.

                  Except as otherwise expressly stated hereinabove, this Letter of Credit is subject to the "Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.



                                               Sincerely yours,

                                               [ISSUING BANK]

                                               By_____________________________
                                               Its:___________________________

                                    EXHIBIT A

                    Exhibit A to Letter of Credit No. _______


                                                           Date:________________

Issuing Bank

Reference: Letter of Credit No. _________ issued on __________

Gentlemen:

For valued received, the undersigned Beneficiary hereby irrevocably transfers to:

         (Name of Transferee)
         (Complete address of transferee)

all rights of the undersigned Beneficiary to draw under the above letter of credit in its entirety.

By this transfer all rights of the undersigned Beneficiary in such letter of credit are transferred to the transferee and the transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments thereto whether now existing or hereafter made. All amendments are to be directed to the transferee without necessity of any consent of or notice to the undersigned Beneficiary.

The original letter of credit and all amendments to it are returned herewith and we ask you to reissue it in the same form as the Letter of Credit No. _________ and forward it directly to the transferee with your customary notice of transfer within 10 days of the date of receipt hereof.

                                              Yours very truly,

                                              ADVANCE MAGAZINE PUBLISHERS INC.

                                              By:______________________________
                                                 Name:
                                                 Title:

Authorized Bank Signature:


____________________________________
Bank Name and Authorized signature of the Bank

This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any documents or instrument.

                                    EXHIBIT I


                               ACP-5 CERTIFICATES



                                      -1-